UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2017

FIRST HARVEST CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55120	46-2143018
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5015 W. Nassau Street

Tampa, Florida 33607

(Address of principal executive offices) (zip code)

(877) 749-5909

 (Registrant's telephone number, including area code)

Copy to:

James M. Turner, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 10, 2017 (the “Closing Date”), First Harvest Corp. (the “Company”) entered into and closed an agreement and plan of merger and reorganization (the “Merger Agreement”), with CV Acquisition Corp., a wholly-owned subsidiary of the Company (“Acquisition Corp.”), and Cannavoices, Inc. (“Cannavoices”). Pursuant to the Merger Agreement, effective on the Closing Date (i) Acquisition Corp. merged with and into Cannavoices, such that Cannavoices, the surviving corporation, became a wholly owned subsidiary of the Company, and (ii) the Company issued 23,267,231 shares of common stock to the shareholders of Cannavoices, representing approximately 97.7% of the Company’s outstanding shares of common stock, following the closing of the Merger Agreement, in exchange for the cancellation of all of the issued and outstanding shares of common stock of Cannavoices.

The sole officer, one of the directors and (prior to closing of the Merger Agreement) largest stockholder of Cannavoices is Kevin Gillespie, who is also the sole officer, director and largest stockholder of the Company.

In connection with the foregoing, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) for transactions not involving a public offering.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Information in response to this Item 2.01 is keyed to the Item numbers of Form 10.

Item 1. Description of Business.

Effective on the Closing Date, pursuant to the Merger Agreement, Cannavoices became a wholly-owned subsidiary of the Company. The acquisition of Cannavoices is treated as a reverse acquisition, and the business of Cannavoices became the business of the Company. At the time of the reverse acquisition, First Harvest was not engaged in any active business.

References to the “Company”, “Cannavoices”, “we,” “us,” “our” and similar words refer to the Company and its wholly-owned subsidiary, Cannavoices, unless the context indicates otherwise. References to “First Harvest” refer to the Company and its business prior to the reverse acquisition.

Summary

Cannavoices is a Florida corporation formed on June 5, 2015. First Harvest is a Nevada corporation formed on February 27, 2013. Our executive offices are located at 5015 W. Nassau Street, Tampa, Florida 33607, and our telephone number at such address is 877-749-5909.

Business Overview

First Harvest was incorporated on February 27, 2013 as American Riding Tours, Inc., a Nevada corporation. Its initial business plan related to providing motorcycle tours. Effective July 22, 2016, the Company changed its name to “First Harvest Corp.” Prior to the reverse acquisition, First Harvest did not have any significant assets or operations.

Cannavoices is a platform for technology, media and gaming with a focus on the cannabis industry and emerging growth sectors.  We plan to generate revenue primarily through in-app sales of virtual goods, affiliate ecommerce sales promoted by celebrities highlighted on our platform, and through advertising services.

Our ecosystem spans mobile gaming, digital and social media, ecommerce sales and education. We are developing a digital media services platform (the “Platform”) as a way for niche cannabis-related companies, as well as mainstream advertisers to reach a pro-cannabis audience. The Platform solves the communication challenge between pro-legalization supporters of medical and recreational cannabis and advertisers that want to reach this growing demographic.

According to the results of a recent Gallup Poll release October 19, 2016, 60% of Americans support the legalization of cannabis. In a separate Quinnipiac Poll published in Politico on June 6, 2016, 89% of Americans favor the use of prescribed medicinal cannabis.

To reach the pro-cannabis target audience, the Platform currently consists of two elements we have developed:

(1)	Hemp Inc. - A mobile gaming app known as Hemp Inc. (the “Game”) is a business strategy, role playing game providing the user the experience of growing and dispensing cannabis in a virtual environment. It is a strategy-based game that mimics the real life cannabis culture and serves as a platform for advertising and ecommerce sales. This unique, entrepreneurial game is similar in format to a FarmVille or Clash Royale type game for mobile gamers to develop, grow and dispense virtual cannabis and interact with celebrities and advertisers’ “brands” within the game.

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The development team for the Game is led by Danny Hammett, the former Executive Vice President at Activision (Nasdaq: ATVI). Mr. Hammett was responsible for their intellectual property development and product launches, including creation of such iconic games as - Call of Duty, Big Game Hunter, Tony Hawk, Spiderman and Toy Story. He has put together a team of developers with experience at such gaming and technology companies as Activision, Sega, MiniClip and DropBox.

The Game is currently available for download on iTunes and is expected to be available on the Google Play Store in the first quarter of 2017. It is a sales platform that uses a viral marketing strategy to take advantage of the social media reach of the celebrities in the Game and the popularity of the cannabis legalization movement. This allows the Game to build its user base with a low acquisition cost.

The gameplay objective is to set up and grow a legal cannabis business in a virtual world, using business strategy to create an environment full of prosperity and growth. The user establishes a grow operation and dispensary, hires staff, buys strains of cannabis to grow, purchases tools, ancillary products and real estate for the cultivation and sale of cannabis and related products, and engages in a business strategy to expand their operations. The Game objective is to also raise social awareness of the benefits of medical cannabis and legalization. The Game has celebrities participating as avatars, which ties to the Game’s revenue model. The celebrities include such recognized names as Jimi Hendrix, Cypress Hill and Melisa Etheridge, as well as such organizations as the National Organization of the Reform of Marijuana Laws (NORML), Freedom Leaf and High Times Magazine. These celebrities promote the game via their social media channels, including Twitter, Facebook, YouTube and Instagram. The celebrity relationships create ties-in to sell merchandise, concert tickets, and other celebrity endorsed products via ecommerce through the Game.

Our primary target audience is enthusiasts of action-adventure and business strategy oriented mobile games, with an affinity toward the legalization of medical and recreational cannabis. This is typically a mature, male dominated genre, between ages 17 - 35. In the U.S., people who spent money in their mobile games in 2015 paid an average of $87 on in-app purchases in free-to-play mobile games, according to a March 2016 report from digital commerce analyst Slice Intelligence. This information is based upon more than 4 million digital purchasers in the U.S. The report also states that 10% of mobile users account for 90% of revenue from in-app purchases. We believe this is a highly engaged audience that provides daily revenue opportunities for the Game.

Both the mobile gaming market and the cannabis market are expected to experience double-digit compound annual growth rates over the next five years. According to Newzoo Global Games Market Report, in 2016 mobile games will generate $36.9 billion in revenues, and according to the Investing.com and Forbes research, the cannabis industry is already developed into an estimated $50 billion market, albeit primarily illegal.

(2)	www.cannavoices.com – A member-based social media platform for subscribers to participate in an open forum with other pro-cannabis supporters, similar in form to an interactive Facebook-style social media platform.

Under this platform, members share cannabis-related news, events, culture, technology, business insights, and inspiration while networking with like-minded individuals, all within one platform. Each member builds a unique personal profile by sharing and documenting his individual voice and journey into realizing the benefits of cannabis. We also intend to publish, through this platform, a quarterly on-line magazine with content designed using an elegant, enlightened theme to promote more socially acceptance of cannabis. This model has a broad appeal to cannabis-affinity groups and has a proven advertising revenue model.

Our primary target audience is socially-active Millennials (ages 18-33) and Generation X’ers (ages 34-50) who own a smartphone and use cannabis, either medically or recreationally. This group is a regular consumer of games, apps, music, movies and online content and is comfortable with making purchases online and through mobile applications. It is estimated that approximately 68% (56.4 million) of the 83 million Millennials and 52% (32.7 million) of the 63 million Generation X’ers favor cannabis legalization, according to the U.S. Census Bureau 2010 and 2014 Pew Research Study. Our social and digital media platforms are focused on bridging the gap between brand conscious advertisers and the estimated 89 million cannabis legalization supporters in this target audience.

We believe combining three of the fastest growing business sectors – cannabis, social media and mobile gaming, along with our world-class development team led by the former Executive Vice President of Activision, together with our promotional celebrities and entities, our Platform can become a premiere advertising medium in the cannabis industry.

From a member or gamer perspective, the Platform eliminates the stigma of cannabis as an illicit drug and provides an affinity driven ecosystem that attracts, engages and inspires members through mobile gaming, social and digital media, ecommerce and education, while advancing a cause they already support.

From an advertiser perspective, the Platform provides a brand-safe environment to reach a large, self-identified, socially active, web-savvy, niche audience with targeted advertisements uniquely matched to their social engagement habits.

Popular social media platform companies like Facebook, LinkedIn, Twitter, Instagram, YouTube and Google+ do not provide advertisers the ability to tap into this segmented market due to restrictive protocols found within their terms of service. By leveraging the Platform, advertisers now have the ability to gain crucial behavioral analytics across several media platforms in order to dramatically increase their brand’s reach, viral marketing, and results.

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The Platform creates cross-advertising opportunities. In addition to attracting new members and gamers, both elements of the Platform provide unique user insights and highly actionable intelligence that can better align an advertiser’s products and solutions directly with a more inclined prospect. Whether to expand a member’s knowledge, enjoy an entertaining mobile game, discover alternative therapies, referrals to celebrity affiliates’ ecommerce sites or just join the biggest social movement since prohibition repeal, the Platform empowers members and advertisers alike to connect the voices that change the world.

Revenue Model

The Game is a “freemium” download and has a three-pronged model to generate revenue:

(1)	In-app micro-transactions where gamers are continually offered in-game characters, accessories and dead-drops for enhanced game play for a small payment, typically $0.99 - $9.99;

(2)	Branding and ad-placement within the game; and

(3)	Celebrity affiliate agreements for revenue share via in-app ecommerce purchases.

While the Game has generated some revenue to date, Cannavoices has not received any revenue, and will not until the developer has been repaid in full for the development costs. The Game was soft-launched in May 2016 and is now available to download on iTunes and is expected to be available on the Google Play Store in the first quarter of 2017.

The social media platform was launched in the third quarter of 2015 and is being updated to tie together with the Game analytics to target advertising directly to users based on their preferences. We intend to use the Game and the social media platform to build our subscriber base and boost users’ engagement with the Platform.

Advertising

Our advertising services offer creative ways for marketers and advertisers to reach and engage with our audience. The goal of the engagement-based advertising is to enhance the user experience while delivering real value to advertisers, including:

•	Branded goods and celebrity sponsorships that integrate relevant advertising and messaging within the game-play and social media platforms;

•	Engagement ads, product placement and offers in which game players and social media users engage with advertisers or sign up for third-party promotions; and

•	Display ads in the Game and on the social media platform with online content, including banner advertisements.

Management anticipates reaching a large base of recreational and medicinal cannabis users through our integrated game and social media platform. Much like Facebook’s model, management believes that it will be easier to on-board advertisers and charge higher fees once the Platform has reached a large enough base and has the metrics to show user analytics of a targeted audience.

Research and Development

Management believes in continued investment in enhancing existing game-play and digital media with upgrades and developing new digital offerings, software development tools and code modification. We currently have a team of contract software developers managing our existing offerings and researching future enhancements. The Company also entered into a game development and licensing agreement with HKA Digital Limited (“HKA”) on October 2, 2015. HKA is majority owned by a shareholder of the Company. The Company paid HKA $1,121,000 during the period from inception (June 5, 2015) through September 30, 2016.

Intellectual Property

We own the social media platform “www.cannavoices.com”, the digital magazine by the same name “Cannavoices,” and have a licensing agreement with HKA for the mobile gaming software of “Hemp Inc.” Our business is significantly based on the creation, acquisition, use and protection of intellectual property. Some of this intellectual property is in the form of software code, development tools and trade secrets that we use to develop our digital content and games and enable them to run properly on multiple platforms. Other intellectual property we utilize includes product and celebrity names and audio-visual elements, including graphics, music, story lines and interface design.

While some of this intellectual property was created by us, we have also acquired rights to proprietary intellectual property. We have also obtained rights to use intellectual property through licenses and service agreements with third parties. These licenses typically limit our use of intellectual property to specific uses and for specific time periods.

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We protect our intellectual property rights by relying on federal, state and common law protections, as well as contractual restrictions. We seek intellectual property protection and trademark protection as appropriate covering development and inventions originating from us. We control access to proprietary technology by entering into confidentiality agreements with certain of our independent contractors and consultants. In addition to these arrangements, we also rely on a combination of trade secret, copyright, trademark, trade dress and domain names to protect our intellectual property.

Competition

The Company faces significant competition in all aspects of our business. Specifically, we compete for the leisure time, attention and discretionary spending of our players with other social game and digital media developers on the basis of a number of factors, including quality of player experience, brand awareness and reputation and access to distribution channels.

There currently is not a significant player in the cannabis digital media market. However, the industry is evolving rapidly and is becoming increasingly competitive. Other developers of digital media and social games could develop more compelling content that competes with our social games and adversely affect our ability to attract and retain players and their entertainment time. These competitors, including companies of which we may not be currently aware, may take advantage of social networks, access to a large user base and their network effects to grow rapidly and virally.

Our competitors include:

•	Developers for Web and Mobile Games: We face competition from a number of competitors who develop web and mobile games. Some of these competitors have significant financial, technical and other resources, greater name recognition and longer operating histories and may create games that appeal to our players. The mobile game sector specifically is characterized by frequent product introductions, rapidly emerging mobile platforms, new technologies and new mobile application storefronts.

•	Other Game Developers: Our players may also play other games on personal computers and consoles, some of which include social features that compete with our social games and have community functions where game developers can engage with their players.

Government Regulations

The Company is subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and could be interpreted in ways that could harm our business. In the United States and internationally, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users and other third parties could harm our business. We are potentially subject to a number of foreign and domestic laws and regulations that affect the offering of certain types of content, such as that which depicts violence or mature content, many of which are ill defined, still evolving and could be interpreted in ways that could harm our business or expose us to liability.

In addition, rising concern about the use of social networking technologies for illegal conduct, such as the unauthorized dissemination of national security information, money laundering or supporting terrorist activities may in the future produce legislation or other governmental action that could require changes to our games or restrict or impose additional costs upon the conduct of our business.

We may also offer our players various types of sweepstakes, giveaways and promotion opportunities. We are subject to laws in a number of jurisdictions concerning the operation and offering of such activities, many of which are still evolving and could be interpreted in ways that could harm our business. Any court ruling or other governmental action that imposes liability on providers of online services could result in criminal or civil liability and could harm our business.

In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

We are also subject to federal, state and foreign laws regarding privacy and protection of player data, including the collection of data from minors. We post our Privacy Policy and Terms of Service online, in which we describe our practices concerning the use, transmission and disclosure of player data. Any failure by us to comply with our posted privacy policy or privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, the interpretation of many data protection laws, and their application to the Internet is unclear and in a state of flux.

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Employees

We do not have any employees and utilize independent contractors and consultants as needed. We believe we have favorable relations with our independent contractors and consultants.

The Cannabis Industry—Market Opportunity

The legal cannabis markets in the United States are expanding rapidly. There are now twenty-eight states and Washington, D.C., with medical cannabis programs and eight of these states (Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon and Washington), plus Washington, D.C. have also legalized cannabis for recreational use.

We believe the market will continue to rapidly expand as existing states broaden the definition of the approved uses for cannabis (i.e. from medicinal to recreational use) and additional states legalize cannabis for at least some purposes. Despite the fact that the Federal Controlled Substances Act makes the use and possession of marijuana illegal on a national level, recent guidance from the federal government suggests that it will continue to tolerate legalization at the state level, especially when backed by strong and effective regulation. We believe it is significant that in 2016, the Congressional Spending Bill specifically prevented the Justice Department from spending money to enforce the federal ban on growing or selling cannabis in states where cannabis has been approved.

The Company believes that not since the repeal of Prohibition in 1933, has a consumer product business opportunity of this magnitude been created simply by changes in the law. According to an IBISWorld report, the cannabis industry is expected to achieve rapid growth over the next five years. We believe the industry will continue to benefit from increasingly favorable attitudes towards medical cannabis-based treatments and applications as acceptance and legitimacy of cannabis continues to grow.

Medical Cannabis Market

The last five years have seen a dramatic shift in public opinion on medical marijuana, which is reflected in the direction of individual states toward legalization. A Quinnipiac Poll published by Politico on June 6, 2016 showed 89% of registered voters in the United States favor the use of medically prescribed cannabis. Twenty-eight states and Washington, D.C., have enacted medical cannabis laws, and there are approximately 1.2 million registered patients within these states. The five states with the largest known current medical marijuana patient populations are: California, Colorado, Michigan, Oregon and Washington.

Cannabis has been used for medicinal purposes for thousands of years and has proven to be an effective treatment for pain relief, inflammation and a number of other medical disorders. According to an IBISWorld report, new medical research and changing public opinion have boosted industry growth.

Doctors may prescribe ‘legalized’ medical cannabis in approved states where patients can receive a “recommendation” from a state-approved, licensed physician for the treatment of certain conditions specified by the state. Medical cannabis is being used to treat severe or chronic pain, inflammation, nausea and vomiting, neurologic symptoms (including muscle spasticity), glaucoma, cancer, multiple sclerosis, post-traumatic stress disorder, anorexia, arthritis, Alzheimer’s, Crohn’s disease, fibromyalgia, ADD, ADHD, Tourette’s syndrome, spinal cord injury and numerous other conditions. Cannabis oil has also been proven effective in treating epileptic seizures in children.

Recreational Cannabis Market

Eight states have legalized recreational cannabis – Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon, Washington, plus Washington, D.C. In November 2012, Colorado voters legalized recreational marijuana use. This history-changing legislation created a window of opportunity for the commercialization and state taxation of a plant group that has, until recently, been virtually untouchable and has set the wheels in motion for other states to follow. In July of 2014, Washington State launched its recreational program and in November 2014, while Oregon and Alaska and the District of Columbia voted to introduce recreational programs commencing in 2015. In November 2016, California, Maine, Massachusetts, and Nevada all passed ballot initiatives for the legalization of recreational cannabis. A Gallup Poll survey from October 2016 showed that 60% of Americans are in favor of legalizing cannabis.

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The U.S. Cannabis Market

In a Bank of America / Merrill Lynch cannabis industry research report from December 2015, estimates of the total market size for cannabis sales in the U.S. ranges from $33 billion to $100 billion. That said, according to the report total legal (medical and recreational) cannabis sales could reach $35 billion by 2020.

Another recent cannabis industry research report from Ackrell Capital forecasts the potential growth of the overall legal cannabis consumer market size to $100 billion by 2029 with over 50 million estimated users.

According to an industry research and investment forum, the ArcView Group, legal U.S. cannabis sales increased to $5.4 billion for 2015 from $4.6 billion in 2014 and includes medical and adult consumer sales. This annual gain was largely fueled by the growth in consumer sales, as additional states have approved adult recreational cannabis use. According to ArcView estimates, in 2013 the legal U.S. cannabis market was only a $1.4 billion industry and is targeted to grow to approximately $10 billion in legal sales by 2018 as public opinion on legalizing cannabis has shifted overwhelmingly towards legalization in the last few years.

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According to a Cowen & Co. cannabis industry research report, The Cannabis Compendium: Cross-Sector Views on A Budding Industry, published September 12, 2016, “Cannabis prohibition has been in place for 80+ years, but the tides are clearly turning. Potential product applications range from recreational, to health & wellness, to therapeutic, to pharmaceutical. A lack of robust science has proven problematic, given the plant’s many active ingredients (including THC, the only psychotropic compound of 60+). Proponents point to cannabis’ wide use over thousands of years, skeptics advocate for science, and opponents voice concern.”

The Cowen report expects the recreational cannabis market to increase 9x over the next 10 years, assuming federal legalization. The report estimates there are over 32 million yearly cannabis users in the U.S. (and close to 9 million daily users). With an approximately $6 billion in legal cannabis sales in 2016 (recreational and medial), the report anticipates the transitioning of the informal market and capitalizing on growing incidence, higher per caps, and premiumization should drive this increase. The reports projects a 24% 10-year revenue compound annual growth rate, or CAGR, which the report states is hard to find in consumer staples, in particular with a $50+ billion end-point.

According to the government sponsored National Survey on Drug Use and Health (“NSDUH”), there were 19.8 million “current” marijuana users in the U.S. in 2013 (used within the past month), up from 14.5 million in 2007. These self-reported results may be conservative based on the reluctance of respondents to admit to the use of an illegal substance in a government-sponsored survey. For example, an international review found general population surveys underestimate alcohol consumption, sometimes by more than 50 percent. These studies suggest that it may be appropriate to inflate the NSDUH-only consumption estimates by a factor of two. Consider that the average marijuana user may spend approximately $1,800 per year on cannabis, according to some estimates (approximately the same estimated amount spent annually by a pack-a-day cigarette smoker). Hence, the low and high industry sales estimate using the NSDUH data range from $36 billion to $72 billion.

By comparison, U.S. beer market sales last year were estimated at $102 billion, the U.S. cigarette market at $66 billion and U.S. coffee market at $30 billion.

It is estimated that for every $1 of legally sold marijuana an additional $2.60 of economic value enters the American economy through ancillary businesses. The cannabis market differs from other emerging markets in that businesses typically expend considerable resources to stimulate demand, while in the cannabis industry significant demand already exists. The demand continues to outpace legal supply due to limitations in state regulations, federal drug, tax and banking laws, and lack of interstate trade.

As more states embrace legalization in some form and existing state programs mature, the demand for cannabis related real estate continues to increase.

We believe Denver provides a good foundation to look at the market as a whole. According to a recent report by the CBRE Group, more than 3.7 million square feet of property is utilized in the cultivation, production, distribution and retailing of marijuana products in the Denver area. With 28 states allowing some form of cannabis production and distribution, the demand for real estate is poised to grow, potentially to more than 100 million square feet nationwide by 2020.

The rapid rate at which available property has been occupied in Denver by cannabis industry businesses has implication for other states and municipalities where cannabis is legal, particularly in states that have legalized recreational cannabis. We believe that Oregon and Washington, for example, will see similar real estate absorption trends and expect that states with larger populations, such as California, will experience massive demand once a stronger and more effective state regulatory system is adopted.

Regulatory Environment

The regulatory status of the cannabis industry is shifting rapidly at the state level, with momentum toward a change at the federal level through pressure on the U.S. Congress and the White House. Current federal regulations classify cannabis as a Schedule 1 substance, defined as “drugs with no currently accepted medical use and a high potential for abuse.” This drug classification also includes heroin, LSD and ecstasy.

The legal cannabis industry has evolved considerably over the past 3-5 years. We believe the industry has reached the tipping point for legalization through pressure from citizens’ groups in individual states for the legalization of medical and/or recreational marijuana. As reported by Pew Research Center in April 2015, nearly half (49%) of Americans say they have tried marijuana, and 12% have tried it within the past year.

In a national poll in October 2014 by Third Way, a public policy think tank, 78% of respondents favored allowing individuals to use marijuana for medical purposes if “recommended” by a doctor. This trend is further illustrated in recent surveys of public opinion for marijuana legalization rapidly outpacing opposition. A majority of Americans now favor broad legalization of marijuana. Opinions have changed drastically since 1969, when Gallup first asked the question and found that just 12% favored legalizing marijuana use compared to 58% in 2015.

Millennials (currently 18-34) have been in the forefront of this change: 68% favor legalizing marijuana use, by far the highest percentage of any age cohort. But across all generations - except for the Silent Generation (ages 70- 87) – support for legalization has risen sharply over the past decade. Third Way also found that 67% of respondents favor Congress passing a bill giving states that have legalized marijuana a safe haven from federal marijuana laws, so long as they have a strong regulatory system, and when given an option of state or federal control, 60% favor states’ control in deciding whether to legalize marijuana.

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Public support has given rise to the passage of new marijuana laws and regulations in a number of states, as well as multiple legal reforms on legislative dockets. Each state’s legal environment is unique, making it critical for businesses to know and understand the regulatory landscape on a state-by-state basis.

Another regulatory variable adding to the complexity of the legal cannabis market are the local laws at the municipality and county levels. Even when a state enacts legislation legalizing cannabis, each level of local government has the right to exercise restrictions on cannabis activities, such as retail, consumption, transportation and cultivation. Zoning is an area of particular concern, which is set forth at the local level. This can restrict where businesses can be located and the manner and size in which they operate. Understanding individual state’s laws and local regulations requires business operators and investors to account for multiple levels of regulatory compliance, such as how marijuana may be sourced, processed, distributed, and to whom, where and how it may be sold.

State Legal Status

While new state-level legalization efforts continue to expand the number of states involved in the cannabis industry, only a handful of existing states have any meaningful full-scale operations for the cultivation and distribution of cannabis. This presents a significant growth opportunity for investment over the next several years as the existing legalized states and new states’ markets come online.

•	Medical Cannabis Legalization - 28 states have legalized medical marijuana, plus Washington, D.C.
•	Recreational Cannabis Legalization - 8 states (AK, CA, CO, ME, MA, NV, OR, WA, plus Washington, D.C.) have passed laws that allow for adult recreational use of marijuana

Federal Legal Status

Cannabis is still classified as an illegal substance in the U.S. The Drug Enforcement Agency (“DEA”) and the Food and Drug Administration (“FDA”) currently classify cannabis as a Schedule 1 drug under the Controlled Substances Act. The classification makes cannabis illegal under federal law to cultivate, manufacture, distribute or possess cannabis, and has created a discrepancy between state’s rights and federal law.

This discrepancy has created a complicated environment for cannabis businesses in regards to restrictive banking regulations, interstate trade, IRS tax code and federal bankruptcy laws, especially for companies that directly “touch the plant” such as growers and distributors. For example, since the possession or distribution of cannabis violates federal law, banks that provide services may face the threat of prosecution or sanctions. As a result of being denied banking services or direct access to conventional loans, many of the companies that grow or distribute cannabis directly are forced to transact business on a cash-only basis.

The banking issues created by the federal laws have required the cannabis industry to focus on viable alternatives and have created opportunities for new providers, from finance companies to security and software firms. The issue of interstate trade requires companies that grow or distribute cannabis to duplicate efforts within each state they wish to legally operate and has limited the development of ‘national’ brands. These laws do not directly affect companies operating in ancillary businesses.

Both Congress and the White House are working to clarify the federal position on cannabis while still protecting states’ rights. In 2013, then U.S. Deputy Attorney General James Cole issued an enforcement policy memo to all U.S. attorneys detailing the priorities of the Department of Justice (“DOJ”) when enforcing federal drug laws in states that legalized or decriminalized marijuana. The “Cole Memo” ultimately emphasizes the need for robust state regulation of marijuana. The memorandum “rests on its expectation that state and local governments that have enacted laws authorizing marijuana-related conduct will implement strong and effective regulatory and enforcement systems that will address the threat those state laws could pose to public safety, public health, and other law enforcement interests.”

In February 2014, the White House and the Department of the Treasury gave a roadmap for conducting transactions with cannabis companies operating within state regulations. The most sweeping federal reforms to date, however, have come from Congress in the federal spending bill that passed both Houses in June 2015 and continued in June 2016. Congress voted to protect state medical marijuana and hemp laws from federal interference and cut the DEA’s budget. As an example of increased support for the removal of federal laws banning medical marijuana, the medical marijuana-protecting amendment passed the House 219-189 and became law last year and was accepted by a larger 242-186 majority this year, with even more Republican members’ support.

The Senate also introduced The Compassionate Access, Research Expansion and Respect States (CARERS) Act in March 2015, co-sponsored by Senator Rand Paul (R-Ky.) and now by 19 total U.S. Senators, which seeks to drastically reduce the federal government's ability to crack down on state-legal medical marijuana programs, open the banking system, reclassify cannabis’ Schedule 1 drug rating and encourage more research through several major changes in federal law. This legislation currently is waiting for the Senate Judiciary Chair to grant the bill a hearing.

Ancillary Cannabis-Related Businesses:

As more states enact cannabis legislation, the demand for cannabis-related products and services grows. The rapid expansion of the cannabis market combined with more sophisticated management teams and business models entering the market has spurred the development of numerous cannabis-related niche markets. These ancillary markets that do not physically “touch the plant” include infrastructure and support for the cannabis industry in such areas as social media, security, consulting, delivery systems, financial services, software & high-tech, electronic hardware, infused products, extracts & oils, hemp production, ancillary cultivation solutions, and retail.

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The federal government still classifies cannabis as a Schedule 1 substance, which leaves many traditional businesses fearing reputational and legal risks of serving the cannabis industry. However, ancillary businesses that do cater to the legal cannabis industry are well positioned to benefit from the growth in the industry.

FORWARD-LOOKING STATEMENTS

Statements in this current report on Form 8-K may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this report, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to:

•	our ability to raise funds for general corporate purposes and operations;
•	the commercial feasibility and success of our technology;
•	our ability to recruit qualified management and technical personnel; and
•	the other factors discussed in the “Risk Factors” section and elsewhere in this report.

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report.

Item 1A. Risk Factors.

An investment in the Company’s common stock involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

We have a limited operating history and a history of operating losses and face many of the risks and difficulties frequently encountered by an early stage company.

We were formed in June 2015 and have a limited operating and performance history. Therefore, there is limited historical financial information upon which to base an evaluation of our performance. Our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operations. We have generated net losses since we began operations, including $2,527,325 for the year ended March 31, 2016 and $2,900,800 for the six months ended September 30, 2016. The amount of future losses and when, if ever, we will achieve profitability are uncertain. To date, our efforts have been focused primarily on the development and marketing of our business model, development of relationships with advertisers, creation of intellectual property, acquisition of licensed properties and production of the Cannavoices Platform.

Our future success will depend on our ability to compete for the leisure time, attention and discretionary spending of our players and to maintain our relationships with advertisers in our target industry. This will require a sustained marketing effort and acceptance of the Platform, careful planning for the creation of new intellectual property and management of the properties we currently license the rights to, and development of relationships with advertisers in our target industry. Our ability to continue to meet the ever-changing standards of customers and advertisers is not proven.

We will need to secure additional financing.

We anticipate that we will require additional funds for our operations. If we are not successful in securing additional financing, we maybe be unable to execute our business strategy, which could result in curtailment of our operations.

Our ability to raise additional capital is uncertain and dependent on numerous factors beyond our control including, but not limited to, economic conditions and availability or lack of availability of credit. We do not have any committed external source of funds.

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If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

•	develop or enhance our Game;
•	continue to expand our development, sales and marketing teams;
•	acquire complementary technologies, products or businesses;
•	expand our global operations;
•	hire, train and retain employees; and
•	respond to competitive pressures or unanticipated working capital requirements.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, then-existing stockholders’ interests may be materially diluted, and the terms of such securities could include liquidation or other preferences that adversely affect their rights as common stockholders. Debt financing and preferred equity financing, if available, may involve agreements that include restrictive covenants that limit our ability to take specified actions, such as incurring additional debt, making capital expenditures or declaring dividends.

We received a report from our independent registered public accounting firm with an explanatory paragraph for the year ended March 31, 2016 with respect to our ability to continue as a going concern.  The existence of such a report may adversely affect our stock price and our ability to raise capital.  There is no assurance that we will not receive a similar report for our year ending March 31, 2017.

In their report dated February 10, 2017, our independent registered public accounting firm expressed substantial doubt about our ability to continue as a going concern as we have not generated revenue and incurred a net loss of $2,527,325 at March 31, 2016. As of September 30, 2016, we had an accumulated deficit of $5,428,125 and expect to continue incurring net losses for the near future. Furthermore, if we were forced to liquidate our assets, the amount realized could be substantially lower than the carrying value of these assets. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities or obtaining loans from various financial institutions or lenders where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

If the Platform fails to gain market acceptance, we may not have sufficient capital to pay our expenses and to continue to operate.

Our ultimate success depends on generating advertising revenues from the Platform. We may not achieve and sustain sufficient market acceptance of the Platform to generate sufficient revenues to cover our costs and allow us to become profitable or even continue to operate.

We may be unable to successfully develop our business.

There can be no assurance that our business strategies will lead to profits. We face risks and uncertainties relating to our ability to successfully implement our strategies of creating and maintaining relationships with advertisers in our target industry, and capturing the leisure time, attention and discretionary spending of our players. Despite our early entry into the cannabis digital media market, and the fact we face no significant direct competitor in this market, we do not know how successfully we will compete with other mobile game developers and platforms or whether we will be successful in the long or short term with our target customers. We have an unproven business model, and operate in a competitive and evolving market. In particular, our business model is based on an expectation that we will be able to be a profitable part of the community of those who support cannabis legalization, and that demand for our role as a link between socially active supporters of cannabis legalization and brand-conscious advertisers will sustain itself or increase.

If we are unable to maintain a good relationship with our advertising partners, our business will suffer.

We will generate substantially all of our revenue through advertising partnerships and expect to continue to do so for the foreseeable future. Any deterioration in our relationship with our advertising partners would harm our business.

If we are unable to maintain a relationship with our celebrity players, our business may suffer.

We have a number of registered celebrity users of the Cannavoices Platform, and we believe their registrations have helped publicize our company and are a substantial attraction to new registered users. To the extent celebrity usage of the Cannavoices Platform declines, it may affect our ability to attract or retain registered users of our platform and this would harm our business.

We may need to make greater investments than we originally planned in advertising and promotional activity in new markets to build brand awareness.

We may need to make greater investments than originally planned in advertising and promotional activity in order to build brand awareness. This may cause a strain on our operation and management, which may affect our business.

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We operate in a new and rapidly changing niche in the online gaming and advertising industry, which makes it difficult to evaluate our business.

The cannabis digital media niche, on which our business model is founded, is a new and rapidly evolving one. The growth of the niche and the level of demand and market acceptance of the Platform are subject to a high degree of uncertainty. Our future operating results will depend on numerous factors affecting the cannabis digital media niche, many of which are beyond our control, including:

•	Continued worldwide growth of a community of cannabis legalization supporters, which may be affected in ways we cannot predict by changes in or discussions surrounding government regulation of cannabis;

•	Changes in consumer demographics and public tastes and preferences;

•	The availability and popularity of other forms of entertainment;

•	The worldwide growth of personal computer, broadband Internet and mobile device users, and the rate of any such growth; and

•	General economic conditions, particularly economic conditions adversely affecting discretionary consumer spending.

Our ability to plan for development of the Cannavoices Platform, including our approach to marketing and promotional activities, will be significantly affected by our ability to anticipate and adapt to relatively rapid changes in the tastes and preferences of our current and potential consumers. New and different types of entertainment may increase in popularity at the expense of the Cannavoices Platform. A decline in the popularity of the cannabis legalization movement, or of online gaming as a form of entertainment and community building, would harm our business and prospects.

The online game development industry is intensely competitive. We face competition from a number of companies, most of whom have greater resources, and if we are unable to compete effectively or expand into new markets, our business could be negatively impacted.

Competition among web and mobile game developers is intense. We compete on the basis of pricing made available to our advertising partners, the appeal of game content and features to the end user, the features and functionality of our software products and the relevance and popularity of cannabis legalization. There are a number of established, well-financed companies producing game content that will potentially compete with the Cannavoices Platform. Most of our competitors may have access to greater capital resources than we do and as a result may be better positioned to compete in the marketplace.

We may not be able to adequately safeguard our intellectual property rights from unauthorized use, and we may become subject to claims that we infringe on others’ intellectual property rights.

Our business is significantly based on the creation, acquisition, use and protection of intellectual property. We protect our intellectual property rights by relying on federal, state and common law protections, as well as contractual restrictions. We seek intellectual property protection and trademark protection as appropriate covering development and inventions originating from us. We control access to proprietary technology by entering into confidentiality agreements with certain of our independent contractors and consultants. In addition to these arrangements, we also rely on a combination of trade secret, copyright, trademark, trade dress and domain names to protect our intellectual property. These measures afford only limited protection and may not preclude competitors from developing products or services similar or superior to ours. Moreover, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States.

Although we implement protective measures and intend to defend our proprietary rights, our efforts may not be successful. From time to time, we may litigate within the United States or abroad to enforce our issued or licensed patents, to protect our trade secrets and know-how or to determine the enforceability, scope and validity of our proprietary rights and the proprietary rights of others. Enforcing or defending our proprietary rights can involve complex factual and legal questions and can be expensive, would require management’s attention and might not bring us timely or effective relief.

Furthermore, third parties may assert that our products or processes infringe upon their intellectual property rights. Although there are no pending or threatened intellectual property lawsuits against us, we may face litigation or infringement claims in the future. Infringement claims could result in substantial judgments, and could result in substantial costs and diversion of our resources even if we ultimately prevail. A third party claiming infringement may also obtain an injunction or other equitable relief which could effectively block our use of allegedly infringing intellectual property. Although we may seek licenses from third parties covering intellectual property that we are allegedly infringing, we may not be able to obtain any such licenses on acceptable terms and conditions, if at all.

If we do not effectively manage changes in our business, these changes could place a significant strain on our management and operations.

Our ability to grow successfully requires that we have an effective planning and management process. The expansion and growth of our business could place a significant strain on our management systems, infrastructure and other resources. To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner. Our controls, systems, procedures and resources may not be adequate to support a changing and growing company. If our management fails to respond effectively to changes and growth in our business, including acquisitions, this could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

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Unforeseen “bugs” or errors in the Cannavoices Platform could harm our brand, which could worsen our operating results.

The Cannabis Platform may in the future contain errors or “bugs” that are not detected until after the platform is in online use. Any such errors could harm the overall experience for our users and reduce the number of users. Resolving such errors could also disrupt our operations, cause us to divert resources from other projects, or harm our operating results.

Catastrophic events may disrupt our business.

Our systems and operations are vulnerable to damage or interruption from fires, floods, power losses, telecommunications failures, cyber-attacks, terrorist attacks, acts of war, human errors, break-ins and similar events. Additionally, we rely on our network, data centers and third-party infrastructure and enterprise applications, internal technology systems and our website for our development, marketing and operational support activities. In the event of a catastrophic event, we may be unable to continue our operations and may endure system interruptions, reputational harm, delays in our product development, and lengthy interruptions in our services, breaches of data security and loss of critical data, all of which could have an adverse effect on our future operating results.

Any new or changes made to laws, regulations, rules or other industry standards affecting our business may have an adverse impact on our financial results.

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and could be interpreted in ways that could harm our business. In the United States and internationally, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users and other third parties could harm our business. We are potentially subject to a number of foreign and domestic laws and regulations that affect the offering of certain types of content, such as that which depicts violence, many of which are ill defined, still evolving and could be interpreted in ways that could harm our business or expose us to liability.

In addition, rising concern about the use of social networking technologies for illegal conduct, such as the unauthorized dissemination of national security information, money laundering or supporting terrorist activities may in the future produce legislation or other governmental action that could require changes to our games or restrict or impose additional costs upon the conduct of our business.

We also offer our players various types of sweepstakes, giveaways and promotion opportunities. We are subject to laws in a number of jurisdictions concerning the operation and offering of such activities, many of which are still evolving and could be interpreted in ways that could harm our business. Any court ruling or other governmental action that imposes liability on providers of online services could result in criminal or civil liability and could harm our business.

In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

We are also subject to federal, state and foreign laws regarding privacy and protection of player data, including the collection of data from minors. We post our Privacy Policy and Terms of Service online, in which we describe our practices concerning the use, transmission and disclosure of player data. Any failure by us to comply with our posted privacy policy or privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, the interpretation of many data protection laws, and their application to the Internet is unclear and in a state of flux.

Our success will be dependent on our ability to attract and retain key personnel.

We believe our success depends on the continued service of our key technical and management personnel, particularly our chief executive officer, Kevin Gillespie, and upon our ability to attract and retain qualified employees, independent contractors and consultants, particularly highly skilled game designers, product managers and engineers. The competition for technical personnel is intense, and the loss of key personnel or the inability to hire such personnel when needed could have a material adverse impact on our results of operation and financial condition.

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Laws and regulations affecting the cannabis industry are constantly changing, and this may affect our consumer base in ways that we are unable to predict.

Local, state and federal medical cannabis laws and regulations are broad in scope and subject to evolving interpretations. We cannot predict the nature of any future laws, regulations, interpretations or applications that may affect us, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on the vitality of the cannabis legalization movement or the unification or popularity of the community in favor of legalization, the members of which community form our anticipated consumer base and underpin our business model.

We have identified material weaknesses in our internal control over financial reporting, which could result in material misstatements in our financial statements.

We have concluded that there are material weaknesses in our internal control over financial reporting due to our small size. Specifically, we lack a functioning audit committee due to a lack of independent board members, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures and we did not have sufficient personnel in our accounting and financial reporting functions. As a result, we were not able to achieve adequate segregation of duties and were not able to provide for adequate review of the financial statements. These material weaknesses could result in the inability to detect or prevent, on a timely basis, material misstatements of our financial statements.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected and corrected on a timely basis. The existence of this issue could adversely affect us, our reputation or investors' perceptions of us. We plan to add independent members to the board of directors in the future, which we anticipate will have some financial experience. In addition, as funds permit, we intend to hire accounting employees. We believe these measures will remediate the control deficiencies. However, we cannot, at this time, estimate how long it will take before these measures are fully implemented, and our measures may not prove to be successful in remediating these material weaknesses. If our remedial measures are insufficient to address the material weaknesses, or if additional material weaknesses or significant deficiencies in our internal control over financial reporting are discovered or occur in the future, our consolidated financial statements may contain material misstatements.

Risks Related to Our Common Stock

There is not an active liquid trading market for the Company’s common stock.

The Company’s common stock is quoted on the OTC Pink Market under the symbol “HVST”. However, there has been minimal reported trading to date in the Company’s common stock, and we cannot give an assurance that an active trading market will develop. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of the common stock, and may adversely affect the market price of our common stock. A limited market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or assets by using common stock as consideration.

If an active market for the Company’s common stock develops, there is a significant risk that the Company’s stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

•	variations in our quarterly operating results;

•	announcements that our revenue or income are below analysts’ expectations;

•	general economic slowdowns;

•	sales of large blocks of the Company’s common stock; and

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments.

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, which may make it more difficult for stockholders to sell our common stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of the Company’s common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Because we became a public by means of a reverse acquisition, we may not be able to attract the attention of brokerage firms.

Because we became public through a “reverse acquisition”, securities analysts of brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for the Company to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or retain listing of its common stock.

We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of its business and its ability to obtain or retain listing of our shares of common stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our common stock.

We must maintain effective internal controls to provide reliable financial reports and detect fraud. The Company has been assessing its internal controls to identify areas that need improvement. It is in the process of implementing changes to internal controls, but has not yet completed implementing these changes. Failure to implement these changes to the Company’s internal controls or any others that it identifies as necessary to maintain an effective system of internal controls could harm its operating results and cause investors to lose confidence in the Company’s reported financial information. Any such loss of confidence would have a negative effect on the trading price of the Company’s stock.

Voting power of our shareholders is highly concentrated in our chief executive officer.

Our chief executive officer, Kevin Gillespie, beneficially owns approximately 25.0% of our outstanding shares of common stock. Such concentrated control of the Company may adversely affect the price of our common stock. A shareholder that acquires common stock may have no effective voice in the management of the Company. Sales by insiders or affiliates of the Company, along with any other market transactions, could affect the market price of our common stock.

As a result of this significant ownership, Mr. Gillespie will have a significant influence on any action to:

•	Elect or defeat the election of our directors;
•	Amend or prevent amendment of our articles of incorporation; and
•	Effect or prevent a merger, sale of assets or other corporate transaction.

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We do not intend to pay dividends for the foreseeable future.

We have paid no dividends on our common stock to date and we do not anticipate paying any cash dividends to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, we currently anticipate that we will retain any earnings to finance our future expansion and for the implementation of our business plan. A lack of a dividend can further affect the market value of our stock, and could significantly affect the value of any investment in our Company.

Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors has the authority to issue up to 5,000,000 shares of our preferred stock without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders. Although we have no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue such shares in the future.

As an issuer of “penny stock”, the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

This Management's Discussion and Analysis of Financial Condition and Results of Operations includes a number of forward-looking statements that reflect Management's current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of us and members of our management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the Securities and Exchange Commission. Important factors currently known to Management could cause actual results to differ materially from those in forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. We believe that our assumptions are based upon reasonable data derived from and known about our business and operations. No assurances are made that actual results of operations or the results of our future activities will not differ materially from our assumptions. Factors that could cause differences include, but are not limited to, expected market demand for our services, fluctuations in pricing for materials, and competition.

Business Overview

Cannavoices was incorporated on June 5, 2015 as a Florida corporation. Cannavoices has not generated any revenue,  and it is an early stage company with a digital media platform including mobile gaming app development, digital and social media, ecommerce and education, with a focus on the cannabis industry and emerging growth sectors.  Cannavoices plans to generate revenue primarily through in-app sales and advertising services.

On September 1, 2016, Cannavoices entered into a share exchange agreement with the shareholders of FH Acquisition Corp. (“FHA”), a consolidated variable interest entity of Cannavoices, whereby all the issued and outstanding capital stock of FHA was exchanged for 1,334,262 newly issued shares of Cannavoices common stock. FHA shares were exchanged on a one-for-one basis with the shares of Cannavoices’ common stock. As a result of the share exchange, FHA became a wholly-owned subsidiary of Cannavoices. The investment in FHA was used for the benefit of Cannavoices’ digital media platform and its financials are consolidated with Cannavoices since FHA’s inception (November 23, 2015).

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Results of Operations

From Inception (June 5, 2015) through March 31, 2016

For the period from inception through March 31, 2015, we recognized no revenue. During this approximately ten-month period, we incurred total operating expenses of $2,527,325. We spent $620,000 on research and development expenses toward the development of our mobile gaming app with HKA and $1,907,325 on general and administrative expenses, primarily toward supporting our digital media platform and start-up phase administrative expenses. For the period from inception (June 5, 2015) through March 31, 2016, we had a loss from operations of $2,527,325, or $0.13 per common share, basic and diluted.

During the period from inception (June 5, 2015) through March 31, 2016, we used net cash of $2,527,325 in operations, and generated $2,682,226 cash from financing activities.

For the Three Months Ended September 30, 2016 Compared to the Three Months Ended September 30, 2015

Revenues and Cost of Goods Sold. We had no revenues or cost of goods sold during the three months ended September 30, 2016 and 2015.

Total Operating Expenses. Operating expenses for the three months ended September 30, 2016 were $589,934, as compared to $691,613 for the three months ended September 30, 2015, a decrease of $101,679, or 14.7%. This decrease was primarily due to a reduction in compensation expense during the three months ended September 30, 2016.

Research and development expenses for the three months ended September 30, 2016 were $37,500, an increase of $37,500 from $-0- during the three months ended September 30, 2015. Our research and development expenses relate to our outside gaming app development costs for our mobile game, Hemp Inc., performed by HKA, for which we did not start our contract with HKA until October 2015. During the three months ended September 30, 2016, our research and development costs were low as we began to wind down our development work and enter our beta-test mode of our mobile gaming app to determine technical feasibility and the additional development direction for the app.

General and administrative expenses for the three months ended September 30, 2016 were $552,434, a decrease of $139,179, or 20.1%, from $691,613 for the three months ended September 30, 2015. This decrease was primarily due to lower related party compensation paid during the three months ended September 30, 2016. During the period from inception through September 30, 2015, related party compensation offset certain expenses related to the start-up of the business operations.

Other Income. Interest income for the three months ended September 30, 2016 was $1,500, an increase from $-0- for the three months ended March 31, 2015. The interest income is accrued interest related to our $100,000 convertible note receivable from a social media company.

Net Loss. As a result of the foregoing, the net loss for the three months ended September 30, 2016 was $588,434 or $0.03 per common share, basic and diluted, as compared to a loss from operations of $691,613 or $0.04 per common share, basic and diluted, for the three months ended September 30, 2015, a decrease of $103,179 or 14.9%.

For the Six Months Ended September 30, 2016 Compared to the Period from Inception (June 5, 2015) through September 30, 2015

Revenues and Cost of Goods Sold. We had no revenues or cost of goods sold during the six months ended September 30, 2016 and the period from inception (June 5, 2015) through September 30, 2015.

Total Operating Expenses. Operating expenses for the six months ended September 30, 2016 were $2,903,800, as compared to $699,013 for the period from inception (June 5, 2015) through September 30, 2015, an increase of $2,204,787, or 315.4%, due primarily to the increase in general and administrative expenses. We also significantly increased our research and development expense during the six months ended September 30, 2016.

General and administrative expenses for the six months ended September 30, 2016 were $2,402,800, an increase of $1,703,787 or 243.7%, from $699,013 for the period from inception (June 5, 2015) through September 30, 2016. This increase was primarily due to moving from a start-up phase to increased compensation for staffing and professional fees to support our digital media platform and administrative expenses, as well as legal and accounting expenses associated with our preparation for engaging in a reverse merger transaction. We also issued 1,798,588 shares of common stock valued at $1,348,941 to various individuals as an incentive for participating in our operations and development.

Research and development expenses for the six months ended September 30, 2016 were $501,000, an increase of $501,000 from $-0- for the period from inception (June 5, 2015) through September 30, 2015. This increase was due to the research and development expenses relate to our outside gaming app development performed by HKA, for which we did not start our contract with HKA until October 2015. During the six months ended September 30, 2016, our research and development costs were high as we were in full development work related to our beta-test launch of our mobile gaming app, which commenced in May 2016.

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Other Income. Interest income for the six months ended September 30, 2016 was $3,000, an increase from $-0- for the period from inception through September 30, 2015. The interest income is accrued interest related to our $100,000 convertible note receivable from a social media company.

Net Loss. As a result of the foregoing, the net loss for the six months ended September 30, 2016 was $2,900,800, or $0.14 per common share, basic and diluted, as compared to a loss of $699,013, or $0.04 per common share, basic and diluted, for the period from inception (June 5, 2015) through September 30, 2015, an increase of $2,201,787 or 315.0%

Going Concern

In their report dated February 10, 2017, our independent registered public accounting firm stated that our financial statements for the year ended March 31, 2016 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as we have not generated revenue and incurred a net loss of $2,527,325 at March 31, 2016. We had an accumulated deficit of $5,428,125 as of September 30, 2016, expect to generate net losses for the near future, and require additional financing to fund future operations.  Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure.

Our operations have not yet resulted in revenue generation and we have financed our activities using equity and debt financings. Our ability to continue as a going concern is subject to our ability to achieve and maintain profitable operations or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities or obtaining loans from various financial institutions, where possible. Our lack of revenue and continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.  While we continually look for additional financing sources, in the current economic environment the procurement of outside funding is difficult and there can be no assurance that such financing will be available on terms acceptable to us, if at all.

Therefore, management plans to raise capital to finance our operating and capital requirements. However, we may be unable to do so on terms that are acceptable to us, if at all, particularly given current capital market and overall economic conditions. While we are devoting our best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations. These conditions raise substantial doubt about our ability to continue as a going concern.

Liquidity and Capital Resources

As of September 30, 2016, we had $76,625 in cash and cash equivalents and total current assets of $95,375. At the same date, we had total current liabilities of $803,333, resulting in a working capital deficiency of $707,958.

For the period from inception (June 5, 2015) through September 30, 2016, we had no revenue. Management intends to raise additional debt or equity financing to fund ongoing operations and necessary working capital. However, there is no assurance that such financing plans will be successful or be obtained in amounts sufficient to meet our needs.

Notwithstanding the foregoing, we anticipate generating losses and therefore may be unable to continue operations in the future. We anticipate we will require additional capital in order to develop our business. We may use a combination of equity and/or debt instruments to fund our growth strategy or enter into a strategic arrangement with a third party.

During the six months ended September 30, 2016, we used net cash of $1,550,276 in operations, and generated $1,572,000 cash from financing activities. This compares to the period from inception (June 5, 2015) through September 30, 2015, where we used net cash of $699,013 in operations and generated $709,000 cash from financing activities.

Between the date of inception (June 5, 2015) and March 31, 2016, we sold an aggregate of 2,646,703 shares of common stock for gross proceeds of $2,682,226. Between April 1, 2016 and September 30, 2016, we sold an aggregate of 994,832 shares of common stock for gross proceeds of $792,000. From October 1, 2016 to February 10, 2017, we sold an aggregate of 116,500 shares of common stock for gross proceeds of $104,000.

On April 27, 2016, we entered into a secured promissory note (the “Secured Note”) for the principal amount of $600,000, net of associated discount of $20,000. The Secured Note bears interest at 15% per annum and interest payments were to be paid monthly beginning June 1, 2016. We have the right to prepay the Secured Note at any time without penalty. The Secured Note is secured by a security interest in all of our assets. The principal and accrued interest of the Secured Note will be due and payable on the one-year anniversary date of the Secured Note.

On July 20, 2016, we entered a Convertible Promissory Note (the “Note”) with a lender in which the lender advanced us $200,000. Interest accrues at a rate of 15% per annum and is due on the first of each month. Unless earlier converted into our common stock (as discussed below), the principal and any unpaid accrued interest on the Note will be due and payable on the one-year anniversary date of the Note. The Note is a general unsecured obligation. At the lender’s election, the principal balance and unpaid accrued interest on the Note may be converted into our common stock at a fixed rate of $0.75 per share.

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On November 10, 2016, we entered a series of Convertible Short-Term Promissory Notes (the “November Short-Term Notes”) with lenders in which the lenders advanced us $165,000. Interest accrues at a rate of 10% per annum and is due at maturity. Unless earlier converted into our common stock (as discussed below), the principal and accrued interest on the November Short-Term Notes will be due and payable on the ninety-day anniversary date of the November Short-Term Notes. The November Short-Term Notes are a general unsecured obligation. At each lender’s election, the principal balance and accrued interest on the November Short-Term Notes may be converted into our common stock at a fixed rate of $1.00 per share.

On December 14, 2016, we entered a series of Convertible Short-Term Promissory Notes (the “December Short-Term Notes”) with lenders in which the lenders advanced us $73,000. Interest accrues at a rate of 10% per annum and is due at maturity. Unless earlier converted into our common stock (as discussed below), the principal and accrued interest on the December Short-Term Notes will be due and payable on the ninety-day anniversary date of the December Short-Term Notes. The December Short-Term Notes are a general unsecured obligation. At each lenders’ election, the principal balance and accrued interest on the December Short-Term Notes may be converted into our common stock at a fixed rate of $1.00 per share.

On January 10, 2017, we entered a series of Convertible Short-Term Promissory Notes (the “January Short-Term Notes”) with lenders in which the lenders advanced us $40,000. Interest accrues at a rate of 10% per annum and is due at maturity. Unless earlier converted into our common stock (as discussed below), the principal and accrued interest on the January Short-Term Notes will be due and payable on the ninety-day anniversary date of the January Short-Term Notes. The January Short-Term Notes are a general unsecured obligation. At each lenders’ election, the principal balance and accrued interest on the January Short-Term Notes may be converted into our common stock at a fixed rate of $1.00 per share.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results or operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies and Estimates

Revenue Recognition: We recognize revenue related to product sales when (i) persuasive evidence of the arrangement exists, (ii) shipment has occurred, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. For the period from inception (June 5, 2015) to September 30, 2016, we had not recognized any revenue.

Recent Pronouncements

We have evaluated all the recently issued accounting pronouncements through the filing date of these financial statements and do not believe that any of these pronouncements will have a material impact on our financial position and results of operations.

Item 3. Properties.

Our corporate headquarters are located at 5015 W. Nassau Street, Tampa, Florida 33607 consists of approximately 9,800 square feet, which is donated to us from a related party. We have no leases as of the date of this filing.

Item 4.  Security Ownership of Certain Beneficial Owner and Management.

The following table sets forth certain information, as of February 10, 2017, with respect to the beneficial ownership of the Company’s outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned		Percentage of Common Stock (2)
Directors and Officers:

Kevin Gillespie	5,941,929	(3)	24.96%

All officers and directors as a group (one person)	5,941,929	(3)	24.96%

Beneficial owners of more than 5%:

Daniel Hammett	2,800,000		11.76%

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(1) Except as otherwise indicated, c/o Cannavoices, Inc., 5015 W. Nassau Street, Tampa, Florida 33607.

(2) Applicable percentage ownership is based on 23,807,935 shares of common stock outstanding as of the date of filing of this report, together with securities exercisable or convertible into shares of common stock within 60 days of such date for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of the date of the filing this report are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 300,000 shares of First Harvest Corp. common stock owned by First Harvest Financial, Inc. Mr. Gillespie, as the sole officer, director and shareholder of First Harvest Financial, Inc., has investment and voting control over the shares held by this entity.

Item 5. Directors and Executive Officers.

Kevin Gillespie, has been President, Chief Executive Officer and director of First Harvest Corp. since July 2016 and President, Chief Executive Officer and director of Cannavoices since June 2015. Since November 2014, Mr. Gillespie has been the President and Chief Executive Officer of First Harvest Financial, Inc. (“FHF”), a financial consulting company. Since October 2015, Mr. Gillespie has been the Chairman of the Board of Directors of The Great American Rolling Paper Company (formerly operating as Watchtower Masterpieces, Inc.), a rolling paper distribution company. Since April 2016, Mr. Gillespie has been the Managing Member of Lexington Tech Ventures Management LLC, a financial consulting company. Since November 2015, Mr. Gillespie has been the President and Chief Executive Officer of FH Acquisition Corp., a financial consulting company. Between February 2015 and October 2016, Mr. Gillespie was the President and Chief Executive Officer of FHF Opportunity Fund I, LLC. Since April 2016, Mr. Gillespie has been a Member and Managing Director of Midtown Partners & Co, LLC, a registered broker-dealer. Between May 2011 and January 2015, Mr. Gillespie was a Vice President at JP Turner & Company, LLC, a registered broker-dealer. Mr. Gillespie previously worked for Gunn Allen Financial, a regional asset management firm in Florida, for 15 years. Mr. Gillespie holds series 7 and 63 licenses with the Financial Industry Regulatory Authority, Inc. (FINRA). Mr. Gillespie’s financial industry experience qualifies him to serve on the Company’s board of directors.

Board Leadership Structure and Role in Risk Oversight

Due to the small size and early stage of the Company, we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined. Mr. Gillespie currently serves as our sole officer and director.

Our Board of Directors is primarily responsible for overseeing our risk management processes on behalf of the Company.  The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The Board of Directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Board Committees

There are currently no committees of the Board of Directors, and the Company does not presently have a director who meets the definition of an “audit committee financial expert”, because the Company does not currently have the resources to retain one.

Item 6.  Executive Compensation.

During its last two fiscal years, First Harvest did not pay any compensation to its officers or directors.

The following table provides certain summary information concerning compensation awarded to, earned by or paid to the Chief Executive Officer of Cannavoices for fiscal years 2016 and 2015.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
Kevin Gillespie	2016	-0-	-0-	-0-	-0-	-0-	-0-	$42,391	$42,391
Chief Executive Officer	2015	-0-	-0-	-0-	-0-	-0-	-0-	$540,700	$540,700

Kevin Gillespie was paid $42,391 by the Company as a subcontractor for the six-month period ended September 30, 2016. For the period from inception through fiscal year end March 31, 2016, he was paid $141,200 by a related party as a subcontractor on behalf of the Company, and he was paid $399,500 by the Company as a subcontractor. He currently has no formal compensation agreement.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

None.

Outstanding Equity Awards at Fiscal Year-End

Neither First Harvest nor Cannavoices had any outstanding equity awards as of March 31, 2016.

Director Compensation

No director of Cannavoices or First Harvest received any compensation for services as director for Cannavoices’ or First Harvest’s last fiscal year.

Risk Management

The Company does not believe risks arising from its compensation policies and practices for its independent contractors and consultants are reasonably likely to have a material adverse effect on the Company.

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Item 7.  Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

First Harvest Corp.

On March 22, 2016, a former officer sold 300,000 common shares to FHF for $6,000. Kevin Gillespie is the sole shareholder, officer and director of FHF and the majority shareholder, sole officer and director of First Harvest.

On April 22, 2013, a former officer loaned the Company $500 for audit fees. On June 27, 2014, a former officer loaned the Company an additional $1,993 for audit fees. On October 23, 2014, a former officer loaned the Company an additional $6,000 for audit fees. On July 1, 2015, a former officer loaned the Company an additional $5,250 for audit fees. On March 9, 2016, a former officer loaned the Company an additional $6,000 for audit fees. On September 8, 2016, the Company issued to the former officer 19,743 shares of its common stock in full settlement of the related party debt in the amount of $19,743. As of March 31, 2016 and September 30, 2016, $19,743 and $-0-, respectively, of this loan remained due.

On May 9, 2016, a shareholder loaned the Company $7,500 for audit fees. On May 11, 2016, a shareholder loaned the Company $1,000 for audit fees. On June 20, 2016, a shareholder loaned the Company $1,500 for audit fees. During the quarter ended September 30, 2016, a shareholder loaned the Company $10,725 for audit and transfer agent fees. As of September 30, 2016, $20,725 of this loan remained due. The loan bears no interest and is due upon demand.

On February 10, 2017, the Company entered into the Merger Agreement (see Item 1.01).

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such person may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Cannavoices

Cannavoices’ related parties are FHF, FHF Opportunity Fund 1, LLC, FHA, The Great American Rolling Paper Company (“GARP”), and Lexington Tech Ventures Management, LLC (“Lexington”) by common ownership and management.

The related parties have provided certain management services and incurred expenses on behalf of the Company as of March 31, 2016, including accounting, administration, management, marketing, IT support, rent, due diligence and evaluation of acquisition candidates. The related parties have been reimbursed the following: (a) FHF - $145,000 for management fees and $296,800 for payments to subcontractors, (b) Lexington - $160,000 for payments to subcontractors, and (c) GARP - $10,294 for payments to subcontractors for the period ended March 31, 2016.

Cannavoices and FHA incurred rent expense to FHF of $4,089 as of March 31, 2016, and $45,609 for the six month period ended September 30, 2016. Cannavoices and FHA have no formal lease with FHF.

Cannavoices purchased a convertible note receivable (the “Note Receivable”) for $100,000 face value of the Note Receivable from FHO. FHA was acquired by Cannavoices in a share exchange effective as of September 1, 2016 for 1,334,262 shares of the Cannavoices’ common stock.

On September 1, 2016, Cannavoices entered into a share exchange agreement with the shareholders of FHA, a consolidated variable interest entity of Cannavoices, whereby all the issued and outstanding capital stock of FHA was exchanged for 1,334,262 newly issued shares of Cannavoices common stock. FHA shares were exchanged on a one-for-one basis with the shares of Cannavoices’ common stock.

Kevin Gillespie is the majority shareholder of the related parties described above is the president and was the largest shareholder of Cannavoices and First Harvest. He was paid $141,200 by FHF as a subcontractor on behalf of the Cannavoices, and he was paid $399,500 directly by Cannavoices and FHA as a subcontractor for the period from inception through fiscal year end March 31, 2016. He was paid $42,391 directly by Cannavoices and FHA for the six-month period ended September 30, 2016. He currently has no formal compensation agreement.

Cannavoices entered into a game development and licensing agreement with HKA Digital Limited (“HKA”) on October 2, 2015.  HKA is majority owned by a shareholder of the Company. Cannavoices paid HKA $620,000 during the year ended March 31, 2016 and $501,000 during the six months ended September 30, 2016.

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Director Independence

Kevin Gillespie, our sole current director, is not independent as defined under the Nasdaq Marketplace Rules.

Item 8.  Legal Proceedings

We are not party to any material legal proceedings.

Item 9.  Market Price of and Dividends on Common Equity and Related Stockholder Matters

The Company’s common stock is quoted on the OTC Pink Market under the symbol “HSVT”. There has been minimal reported trading to date in the Company’s common stock.

The following table sets forth the high and low closing bid prices for our common stock for the fiscal quarter indicated as reported on the OTC Pink Market. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Year ended March 31, 2016	High	Low
First Quarter	$3.30	$3.30
Second Quarter	$3.30	$3.30
Third Quarter	$15.00	$3.30
Fourth Quarter	$61.40	$5.50

Year ended March 31, 2015	High	Low
First Quarter	$21.00	$0.10
Second Quarter	$21.00	$1.40
Third Quarter	$1.50	$1.40
Fourth Quarter	$1.50	$1.50

As of February 9, 2017, there were approximately 33 holders of record of the Company’s common stock.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

As of March 31, 2016, neither First Harvest nor Cannavoices had an equity compensation plan.

Item 10.  Recent Sales of Unregistered Securities

See Item 1.01.

First Harvest Corp.

On March 26, 2014, the Company issued 300,000 shares of its Common Stock to approximately 31 shareholders for cash of $3,000.

In connection with a settlement agreement, the Company issued 50,000 shares of common stock to three parties in February 2016.

On April 12, 2016, the Company issued 10,000 shares of common stock to one individual upon conversion of 1,000 shares of preferred stock.

On May 3, 2016, the Company issued 18,000 shares of common stock to one individual upon conversion of 1,800 shares of preferred stock.

On May 5, 2016, the Company issued 16,000 shares of common stock to one individual upon conversion of 1,600 shares of preferred stock.

On May 19, 2016, the Company issued 18,500 shares of common stock to one individual upon conversion of 1,850 shares of preferred stock.

On May 20, 2016, the Company issued 5,000 shares of common stock to one individual upon conversion of 500 shares of preferred stock.

On May 25, 2016, the Company issued 22,000 shares of common stock to one individual upon conversion of 2,200 shares of preferred stock.

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On August 10, 2016, the Company issued 17,500 shares of common stock to an existing shareholder for services at par value.

On September 7, 2016, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada, which became effective on September 9, 2016. The Company increased the authorized number of shares of common stock from 185,000,000 to 500,000,000.

On September 8, 2016, the Company issued an aggregate of 188,710 shares of common stock to four entities in connection with an automatic conversion of 188,710 outstanding shares of Series A Convertible Preferred Stock.

On September 8, 2016, the Company issued 19,743 shares of common stock to Edward Zimmerman III, the Company’s former Chief Financial Officer in satisfaction of $19,743 owed to him in connection with certain loans he provided to the Company.

On September 9, 2016, the Company issued 23,597 shares of common stock in exchange for $15,000 of services provided to the Company.

Effective September 23, 2016, the Company's board of directors authorized a one-for-ten reverse stock split (the “Reverse Split”). As a result of the Reverse Split, every 10 shares of common stock issued and outstanding prior to the Reverse Split were converted into 1 new share of common stock.

On October 5, 2016, the Company issued four shares of common stock in connection with the settlement of fractional shares in connection with the reverse stock split effective September 23, 2016.

On October 18, 2016, the Company issued 4,202 shares of common stock in exchange for $15,000 worth of services provided to the Company.

On November 15, 2016, the Company issued 2,892 shares of common stock in exchange for $15,000 worth of services provided to the Company.

Cannavoices, Inc.

In June 2015, Cannavoices issued an aggregate of 17,685,608 shares of common stock to founders.

In July 2015, Cannavoices issued an aggregate of 359,996 shares of common stock at $0.75 per share, for gross proceeds of $270,000.

On July 8, 2015, Cannavoices issued 300,000 shares of common stock at $1.00 per share, for gross proceeds of $300,000

On July 13, 2015, Cannavoices issued 10,000 shares of common stock at $2.00 per share, for gross proceeds of $20,000.

In August 2015, Cannavoices issued an aggregate of 39,999 shares of common stock at $0.75 per share, for gross proceeds of $30,000.

On August 20, 2015, Cannavoices issued 12,500 shares of common stock at $2.00 per share, for gross proceeds of $25,000

On September 2, 2015, Cannavoices issued 26,666 shares of common stock at $0.75 per share, for gross proceeds of $20,000.

On September 29, 2015, Cannavoices issued 300,000 shares of common stock at $1.00 per share, for gross proceeds of $300,000

In September 2015, Cannavoices issued an aggregate of 22,000 shares of common stock at $2.00 per share, for gross proceeds of $44,000.

On October 23, 2015, Cannavoices issued 200,000 shares of common stock at $1.00 per share, for gross proceeds of $200,000.

In October 2015, Cannavoices issued an aggregate of 40,350 shares of common stock at $2.00 per share, for gross proceeds of $80,700.

In December 2015, Cannavoices issued an aggregate of 365,000 shares of common stock at $1.00 per share, for gross proceeds of $365,000.

In December 2015, Cannavoices issued an aggregate of 135,763 shares of common stock at $2.00 per share, for gross proceeds of $271,525.

On January 7, 2016, Cannavoices issued 12,500 shares of common stock at $2.00 per share, for gross proceeds of $25,000.

In January 2016, Cannavoices issued an aggregate of 180,000 shares of common stock at $1.00 per share, for gross proceeds of $180,000.

In February 2016, Cannavoices issued an aggregate of 50,000 shares of common stock at $2.00 per share, for gross proceeds of $100,000.

In March 2016, Cannavoices issued an aggregate of 591,929 shares of common stock between $0.50 and $2.00 per share, for gross proceeds of $451,001

In April 2016, Cannavoices issued an aggregate of 245,666 shares of common stock between $0.50 and $1.00 per share, for gross proceeds of $180,000.

In April 2016, Cannavoices issued an aggregate of 1,798,588 shares of common stock to various individuals valued at $1,348,941.

In May 2016, Cannavoices issued an aggregate of 305,832 shares of common stock between $0.75 and $1.00 per share, for gross proceeds of $247,500.

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In June 2016, Cannavoices issued an aggregate of 53,667 shares of common stock between $0.75 and $1.00 per share, for gross proceeds of $49,000.

In July 2016, Cannavoices issued 63,333 shares of common stock at $0.75 per share, for gross proceeds of $47,500.

In August 2016, Cannavoices issued 100,000 shares of common stock at $0.75 per share, for gross proceeds of $75,000.

Effective September 1, 2016, Cannavoices issued an aggregate of 1,334,262 shares of common stock in exchange for the acquisition of 100% of the outstanding common stock of FH Acquisition Corp.

In September 2016, Cannavoices issued an aggregate of 133,334 shares of common stock at $0.75 per share, for gross proceeds of $100,000.

In September 2016, Cannavoices issued an aggregate of 93,000 shares of common stock at $1.00 per share, for gross proceeds of $93,000.

In October 2016, Cannavoices issued an aggregate of 20,000 shares of common stock at $0.75 per share, for gross proceeds of $15,000.

In October 2016, Cannavoices issued an aggregate of 61,500 shares of common stock at $1.00 per share, for gross proceeds of $61,500.

In November 2016, Cannavoices issued an aggregate of 30,000 shares of common stock at $0.75 per share, for gross proceeds of $22,500.

In November 2016, Cannavoices issued an aggregate of 5,000 shares of common stock at $1.00 per share, for gross proceeds of $5,000.

In December 2016, Cannavoices issued an aggregate of 25,000 shares of common stock to various individuals valued at $18,750.

The transactions described above were exempt from registration under Section 4(a)(2) of the Securities Act.

Item 11.  Description of Registrant’s Securities to be Registered.

The Company’s authorized capital stock consists of 500,000,000 shares of common stock, par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

The Company’s articles of incorporation authorize the issuance of 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Item 12.  Indemnification of Directors and Officers

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

25

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 13.  Financial Statements and Supplementary Data.

Reference is made to the filings by First Harvest on Form 10-K and 10-Q for First Harvest’s financial statements.

The financial statements of Cannavoices begin on Page F-1.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Exhibits.

See Item 9.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01. Upon closing of the Merger Agreement, the Company has 23,807,935 shares of common stock outstanding.

26

Item 5.06 Change in Shell Company Status.

See Item 1.01.

Item 8.01 Other Events.

On February 10, 2017, the Company issued a press release announcing the completion of the reverse merger, as discussed in Items 1.01 and 2.01 above.

A copy of the press release that discusses this matter is filed as Exhibit 99.2 to, and incorporated by reference in, this report. The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of Cannavoices are included following the signature page.

(b) Pro forma financial information. See exhibit 99.1.

(c) Shell Company Transactions. See (a) and (b) of this Item 9.01.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reorganization, dated February 10, 2017 among First Harvest Corp., CV Acquisition Corp. and Cannavoices, Inc.
10.1	Game Development and License Agreement, dated October 2, 2015, by and between Cannavoices, Inc. and HKA Digital Limited
10.2	Assignment of Note, dated March 31, 2016, by and between Cannavoices, Inc. and FH Opportunity Fund 1, LLC
10.3	Loan Agreement, dated April 27, 2016, by and between Cannavoices, Inc. and Hit Sum To Me, LLC
10.4	Promissory Note, dated April 27, 2016, issued by Cannavoices, Inc. to Hit Sum To Me, LLC
10.5	Security Agreement, dated April 27, 2016, by and between Cannavoices, Inc. and Hit Sum To Me, LLC
10.6	Form of Convertible Promissory Note, dated July 20, 2016, issued by Cannavoices, Inc.
10.7	Form of Convertible Promissory Note, dated November 10, 2016, issued by Cannavoices, Inc.
10.8	Form of Convertible Promissory Note, dated December 14, 2016, issued by Cannavoices, Inc.
10.9	Form of Convertible Promissory Note, dated January 10, 2017, issued by Cannavoices, Inc.
21.1	List of Subsidiaries
99.1	Pro forma financial information
99.2	Press Release, issued by the Company on February 10, 2017

27

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HARVEST CORP.

Dated: February 10, 2017	By:	/s/ Kevin Gillespie
Name: Kevin Gillespie
Title: Chief Executive Officer

28

INDEX TO FINANCIAL STATEMENTS

CANNAVOICES, INC.

Report of Independent Registered Public Accounting Firm	F-1

Consolidated balance sheet as of March 31, 2016	F-2

Consolidated statement of operations for the period from inception (June 5, 2015) through March 31, 2016	F-3

Consolidated statement of stockholders’ equity for the period from inception (June 5, 2015) through March 31, 2016	F-4

Consolidated statement of cash flows for the period from inception (June 5, 2015) through March 31, 2016	F-5

Notes to consolidated financial statements	F-6

Consolidated condensed balance sheets as of September 30, 2016 (unaudited) and March 31, 2016	F-13

Consolidated condensed statements of operations (unaudited) for the three months ended September 30, 2016 and 2015, the six months ended September 30, 2015 and for the period from inception (June 5, 2015) through September 30, 2015	F-14

Consolidated condensed statements of cash flows (unaudited) for the six months ended September 30, 2016 and for the period from inception (June 5, 2015) through September 30, 2015	F-16

Notes to consolidated condensed financial statements (unaudited)	F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Cannavoices, Inc.

We have audited the accompanying consolidated balance sheet of Cannavoices, Inc. (the Company) as of March 31, 2016, and the related consolidated statements of operations, stockholders’ equity, and cash flows from inception (June 5, 2015) to March 31, 2016. Cannavoices, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cannavoices, Inc. as of March 31, 2016, and the results of its operations and its cash flows from inception (June 5, 2015) through March 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP

Henderson, Nevada

February 10, 2017

F-1

CANNAVOICES, INC.

Consolidated Balance Sheet

(Audited)

March 31, 2016

ASSETS

CURRENT ASSETS
Cash	$54,901
Total Current Assets	54,901

OTHER ASSETS
Convertible note receivable	100,000
Total Other Assets	100,000

TOTAL ASSETS	$154,901

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
$-
Total Current Liabilities	-

STOCKHOLDERS' EQUITY

Common stock, $0.001 par value, 1,000,000,000 shares authorized, 20,332,311 shares issued and outstanding at March 31, 2016	20,332
Additional paid-in capital	2,661,894
Accumulated deficit	(2,527,325)

Total Stockholders' Equity	154,901

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$154,901

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

F-2

CANNAVOICES, INC.

Consolidated Statement of Operations

(Audited)

From Inception
(June 5, 2015)
Through
March 31, 2016

REVENUES	$-

OPERATING EXPENSES
General and Administrative	750,442
General and Administrative - Related Party	1,156,883
Research and Development - Related Party	620,000

Total Operating Expenses	2,527,325

LOSS FROM OPERATIONS	(2,527,325)

NET LOSS	$(2,527,325)

BASIC LOSS PER COMMON SHARE	$(0.13)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	18,751,669

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

F-3

CANNAVOICES, INC.

Consolidated Statement of Stockholders' Equity

From Inception (June 5, 2015) through March 31, 2016

(Audited)

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Balance at inception, June 5, 2015	-	$-	$-	$-	$-

Issuance of common stock to founders	17,685,608	17,686	(17,686)	-	-

Issuance of common stock	2,646,703	2,646	2,679,580	-	2,682,226

Net Loss	-	-	-	(2,527,325)	(2,527,325)

Balance, March 31, 2016	20,332,311	$20,332	$2,661,894	$(2,527,325)	$154,901

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

F-4

CANNAVOICES, INC.

Consolidated Statement of Cash Flows

(Audited)

From Inception
(June 5, 2015)
Through
March 31, 2016

OPERATING ACTIVITIES

Net loss	$(2,527,325)

Net cash used in operating activities	(2,527,325)

INVESTING ACTIVITIES

Convertible note receivable	(100,000)

Net cash used in investing activities	(100,000)

FINANCING ACTIVITIES

Common stock issued for cash	2,682,226

Net cash provided by financing activities	2,682,226

NET INCREASE IN CASH	54,901

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$54,901

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

F-5

CANNAVOICES, INC.

Notes to Consolidated Financial Statements

March 31, 2016

(Audited)

1.	NATURE OF BUSINESS

The consolidated financial statements presented are those of Cannavoices, Inc. (the “Company”). The Company was incorporated under the laws of the state of Florida on June 5, 2015. The Company has not generated any revenue and is an early stage company with a digital media platform including mobile gaming app development, digital and social media, ecommerce and education with a focus on the cannabis industry and emerging growth sectors.  The Company plans to generate revenue primarily through in-app sales and advertising services.

2.	GOING CONCERN AND MANAGEMENT’S PLAN

These consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the period from inception through March 31, 2016, the Company has not generated revenue and incurred a net loss of $2,527,325. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company's future business. Additionally, the Company is actively seeking strategic alliances in order to accelerate its growth in the industry. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern for one year from the date these financial statements are issued. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements for the period from inception through March 31, 2016 include the accounts of the Company and its Variable Interest Entity (“VIE”). All significant intercompany balances and transactions have been eliminated.

The Company consolidates the activities of a VIE of which it is the primary beneficiary. The primary beneficiary of a VIE is the variable interest holder possessing a controlling financial interest through (i) its power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (ii) its obligation to absorb losses or its right to receive benefits from the VIE that could potentially be significant to the VIE. In order to determine whether the Company owns a variable interest in a VIE, the Company performs qualitative analysis of the entity’s design, organizational structure, primary decision makers and relevant agreements.

Consolidated VIE

The Company determined FH Acquisition Corp (“FHA”) is a variable interest entity and the Company is the primary beneficiary. This was concluded as FHA has collected capital raised from investors and funded invoices of the Company as directed by the Company’s Board of Directors. The Company presents the financial statements on a consolidated basis as if the Share Exchange (See Note 9 – Subsequent Events: Share Exchange Agreement) had been completed from inception. Accordingly, intercompany activity between the Company and FHA is eliminated in consolidation.

Use of Estimates

The consolidated financial statements, and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”), which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s stock and the valuation allowance relating to the Company’s deferred tax assets.

F-6

CANNAVOICES, INC.

Notes to Consolidated Financial Statements

March 31, 2016

(Audited)

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company did not incur any advertising expense for the period from inception through March 31, 2016.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less when purchased to be cash equivalents, to the extent the funds are not being held for investment purposes. As at March 31, 2016, the Company had no cash equivalents.

Fair Value of Financial Instruments

The carrying amounts (if any) of cash, accounts payable, and accrued liabilities approximate fair value due to the short-term nature of these instruments.

The Company measures the fair value of financial assets and liabilities based on the guidance of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) in accordance with US GAAP, ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

Net Loss per Common Share

Basic loss per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There were no such common stock equivalents outstanding as of March 31, 2016.

F-7

CANNAVOICES, INC.

Notes to Consolidated Financial Statements

March 31, 2016

(Audited)

For the Period from Inception through March 31, 2016
Net Loss	$(2,527,325)
Weighted Average Shares	18,751,669
Net Loss Per share	$(0.13)

Income Taxes

The Company provides for income taxes under ASC 740 “Accounting for Income Taxes” (“ASC 740”).   ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

The Company classifies interest expense and any related penalties related to income tax uncertainties as a component of income tax expense.  No interest or penalties have been recognized as of and for the period ended March 31, 2016.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Stock-Based Compensation

As of March 31, 2016, the Company had not issued any stock-based payments.

The Company accounts for stock-based compensation in accordance with ASC 718 “Compensation – Stock Compensation” using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Recent Accounting Pronouncements

In January 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-01, “Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.” The updated guidance enhances the reporting model for financial instruments, and requires entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes, and the separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (i.e., securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements. The guidance is effective for annual and interim reporting periods beginning after December 15, 2017. The Company expects that this guidance will not have a material effect on its consolidated financial statements.

F-8

CANNAVOICES, INC.

Notes to Consolidated Financial Statements

March 31, 2016

(Audited)

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes,” (“ASU 2015-17”), which requires entities to present deferred tax assets and deferred tax liabilities as noncurrent in a classified balance sheet. The ASU simplifies the current guidance in ASC 740, which requires entities to separately present deferred tax assets and liabilities as current and noncurrent in a classified balance sheet. ASU 2015-17 is effective for fiscal years beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted for all entities as of the beginning of an interim or annual reporting period. The Company expects that this guidance will not have a material effect on its consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements—Going Concern,” which impacts the accounting guidance related to the evaluation of an entity’s ability to continue as a going concern. The amendment establishes management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern in connection with preparing financial statements for each annual and interim reporting period. The amendment also gives guidance to determine whether to disclose information about relevant conditions and events when there is substantial doubt about an entity’s ability to continue as a going concern. The amended guidance is effective prospectively for fiscal years beginning after December 15, 2016. The Company has adopted this new guidance effective as of the inception date. The adoption of this ASU did not have a material impact on the Company’s financial position, results of operations or cash flows.

4.	CONVERTIBLE PROMISSORY NOTE RECEIVABLE

On March 31, 2016, the Company purchased a convertible promissory note from a related party (the “Assignor”) in the principal amount of $100,000. The convertible promissory note was assigned to the Company for $100,000 in cash consideration and the Assignor of the convertible promissory note relinquished any further participating interest. The convertible promissory note accrues interest at 6% compounded annually and matures on November 30, 2017. The convertible promissory note is convertible into equity of a social media company, who is the maker of the note, upon events not certain to occur as of March 31, 2016.

The balance of the convertible promissory note receivable at March 31, 2016 was $100,000.

5.	STOCKHOLDERS’ EQUITY

The Company is authorized to issue up to 1,000,000,000 shares of common stock, $.001 par value. The Company has no authorized preferred stock. As of March 31, 2016, the Company had 20,332,311 shares of common stock issued and outstanding.

Recent Sale of Securities

In June 2015, the Company issued an aggregate of 17,685,608 shares of common stock to founders.

In July 2015, the Company sold an aggregate of 669,996 shares of common stock for $590,000 priced between $0.75 and $2.00 per share.

In August 2015, the Company sold an aggregate of 52,499 shares of common stock for $55,000 priced between $0.75 and $2.00 per share.

In September 2015, the Company sold an aggregate of 348,666 shares of common stock for $364,000 priced between $0.75 and $2.00 per share.

In October 2015, the Company sold an aggregate of 240,350 shares of common stock for $280,700 priced between $1.00 and $2.00 per share.

F-9

CANNAVOICES, INC.

Notes to Consolidated Financial Statements

March 31, 2016

(Audited)

In December 2015, the Company sold an aggregate of 500,763 shares of common stock for $636,525 priced between $1.00 and $2.00 per share.

In January 2016, the Company sold an aggregate of 192,500 shares of common stock for $205,000 priced between $1.00 and $2.00 per share.

In February 2016, the Company sold an aggregate of 50,000 shares of common stock for $100,000 priced at $2.00 per share.

In March 2016, the Company sold an aggregate of 591,929 shares of common stock for $451,001 priced between $0.50 and $2.00 per share.

6.	INCOME TAXES

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal and state combined income tax rate of 39.5% to net loss before provision for income taxes for the following reasons:

From Inception (June 5, 2015) through March 31, 2016
Income tax expense at statutory rate	$(998,293)
Net deferred tax asset	998,293
Income tax expense	$-

Net deferred tax assets consist of the following components as of:

From Inception (June 5, 2015) through March 31, 2016
Net Operating Loss carryover	$998,293
Total deferred tax assets	998,293
Valuation allowance	(998,293)
Net deferred tax asset	$-

The Company has not filed any Federal tax returns since inception. The amount of any tax liability that could arise since inception is undetermined at this time, however, the Company believes that since it has sustained losses since inception, the amount of any tax liability, if any, that could arise would be immaterial to the Company’s financial statements. The Company intends to record a valuation allowance against any deferred tax assets upon the filing of its tax returns to the extent that it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. As a result, there are no income tax benefits reflected in the statements of operations to offset pre-tax losses.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) it determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

F-10

CANNAVOICES, INC.

Notes to Consolidated Financial Statements

March 31, 2016

(Audited)

Reconciliation between the statutory rate and the effective tax rate is as follows at March 31, 2016:

Federal and state statutory rate	(39.5)%
Change in valuation allowance	39.5%
Effective tax rate	0.0%

7.	RELATED PARTY TRANSACTIONS

The Company’s related parties are First Harvest Financial, Inc. (“FHF”), FH Opportunity Fund 1, LLC (“FHO”), FHA, Lexington Tech Ventures Management, LLC (“Lexington”), and The Great American Rolling Paper Company (“GARP”), by common ownership and management.

The related parties have provided certain management services and incurred expenses on behalf of the Company as of March 31, 2016, including accounting, administration, management, marketing, IT support, rent, due diligence and evaluation of acquisition candidates. The related parties have been reimbursed the following: (a) FHF - $315,000 for management fees and $126,800 for payments to subcontractors, (b) Lexington - $160,000 for payments to subcontractors, and (c) GARP - $10,294 for payments to subcontractors for the period ended March 31, 2016.

The Company incurred rent expense to FHF of $4,089 as of March 31, 2016. The Company has no formal lease with FHF.

The Company purchased a convertible promissory note receivable for $100,000 face value of the convertible promissory note from FHO. See Note 4 – Convertible Promissory Note Receivable.

FHA was acquired by the Company in a share exchange effective as of September 1, 2016 for 1,334,262 shares of the Company’s common stock. See Note 9 – Share Exchange Agreement.

The majority shareholder of the related parties described above is the president and largest shareholder of the Company. He was paid $141,200 by FHF as a subcontractor on behalf of the Company, and he was paid $399,500 by the Company as a subcontractor for the period from inception through March 31, 2016. He currently has no formal compensation agreement.

The Company entered into a game development and licensing agreement with HKA Digital Limited (“HKA”) on October 2, 2015 (the “Development Agreement”).  HKA is majority owned by a shareholder of the Company. The Company paid HKA $620,000 during the period ended March 31, 2016. The total value of the Development Agreement is $2,000,000 based on certain development parameters and ongoing scope of work.

8.	COMMITMENTS AND CONTINGENCIES

Litigations, Claims and Assessments

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There were no such matters that were deemed material to the financial statements as of March 31, 2016.

9.	SUBSEQUENT EVENTS

Note Payables

On April 27, 2016, the Company entered into a secured promissory note (the “Secured Note”) for the principal amount of $600,000, net of associated discount of $20,000. The Secured Note bears interest at 15% per annum and interest payments were to be paid monthly beginning June 1, 2016. The Company has the right to prepay the Secured Note at any time without penalty. The Secured Note is secured by a security interest in all of the assets of the Company. The principal and accrued interest of the Secured Note will be due and payable by the Company on the one-year anniversary date of the note – April 27, 2017.

F-11

CANNAVOICES, INC.

Notes to Consolidated Financial Statements

March 31, 2016

(Audited)

On July 20, 2016, the Company entered into a Convertible Promissory Note (the “Note”) with a lender in which the lender advanced the Company $200,000. Interest accrues at a rate of 15% per annum and is due on the first of each month. Unless earlier converted into the Company’s common stock (as discussed below), the principal and any unpaid accrued interest on the Note will be due and payable by the Company on the one-year anniversary date of the Note – July 20, 2017. The Note is a general unsecured obligation of the Company. At the lender’s election, the principal balance and unpaid accrued interest on the Note may be converted into common stock of the Company at a fixed rate of $0.75 per share.

On November 10, 2016, the Company entered a series of Convertible Short-Term Promissory Notes (the “November Short-Term Notes”) with lenders in which the lenders advanced the Company $165,000. Interest accrues at a rate of 10% per annum and is due at maturity. Unless earlier converted into the Company’s common stock (as discussed below), the principal and accrued interest on the November Short-Term Notes will be due and payable by the Company on the ninety-day anniversary date of the November Short-Term Notes – February 8, 2017. The November Short-Term Notes are a general unsecured obligation of the Company. At each lenders’ election, the principal balance and accrued interest on the November Short-Term Notes may be converted into common stock of the Company at a fixed rate of $1.00 per share. The Company has reached verbal agreement with the holders of the November Short-Term Notes to extend the maturity date until March 15, 2017 and anticipates obtaining the executed amendments imminently.

On December 14, 2016, the Company entered a series of Convertible Short-Term Promissory Notes (the “December Short-Term Notes”) with lenders in which the lenders advanced the Company $73,000. Interest accrues at a rate of 10% per annum and is due at maturity. Unless earlier converted into the Company’s common stock (as discussed below), the principal and accrued interest on the December Short-Term Notes will be due and payable by the Company on the ninety-day anniversary date of the December Short-Term Notes – March 14, 2017. The December Short-Term Notes are a general unsecured obligation of the Company. At each lenders’ election, the principal balance and accrued interest on the December Short-Term Notes may be converted into common stock of the Company at a fixed rate of $1.00 per share.

On January 10, 2017, the Company entered a series of Convertible Short-Term Promissory Notes (the “January Short-Term Notes”) with lenders in which the lenders advanced the Company $40,000. Interest accrues at a rate of 10% per annum and is due at maturity. Unless earlier converted into the Company’s common stock (as discussed below), the principal and accrued interest on the January Short-Term Notes will be due and payable by the Company on the ninety-day anniversary date of the January Short-Term Notes – April 10, 2017. The January Short-Term Notes are a general unsecured obligation of the Company. At each lenders’ election, the principal balance and accrued interest on the January Short-Term Notes may be converted into common stock of the Company at a fixed rate of $1.00 per share.

Share Exchange Agreement

On September 1, 2016, the Company entered into a share exchange agreement with FHA, a consolidated VIE of the Company, whereby all the issued and outstanding capital stock of FHA was acquired by the Company in exchange for 1,334,262 newly issued shares of the Company’s common stock. FHA shares were exchanged on a one-for-one basis with shares of the Company’s common stock.

Common Stock

During the period from April 1, 2016 through the date of these financial statements, the Company sold an aggregate of 1,111,332 shares of common stock, resulting in gross proceeds of $896,000 at prices between $0.50 and $1.00 per share, and issued an aggregate of 1,823,588 shares of common stock to various individuals valued at $1,373,941.

F-12

CANNAVOICES, INC.

Consolidated Condensed Balance Sheets

	September 30, 2016	March 31, 2016
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$76,625	$54,901
Prepaid expenses	18,750	-
Total current assets	95,375	54,901

OTHER ASSETS
Convertible note receivable	100,000	100,000
Interest receivable	3,000	-
Total other assets	103,000	100,000

TOTAL ASSETS	$198,375	$154,901

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

CURRENT LIABILITIES
Accrued expenses	$15,000	$-
Convertible notes payable	200,000	-
Notes payable, net of debt discount of $11,667	588,333	-
Total current liabilities	803,333	-

STOCKHOLDERS' (DEFICIT) EQUITY
Common stock, $0.001 par value, 1,000,000,000 shares authorized, 23,125,731 and 20,332,311 shares issued and outstanding as of 09/30/2016 and 03/31/2016, respectively.	23,126	20,332
Additional paid-in capital	4,800,041	2,661,894
Accumulated deficit	(5,428,125)	(2,527,325)
Total stockholders' (deficit) equity	(604,958)	154,901

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY	$198,375	$154,901

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

F-13

CANNAVOICES, INC.

Consolidated Condensed Statements of Operations

(Unaudited)

		For the Period
		From Inception
	For The Six	(June 5, 2015)
	Months Ended	Through
	September 30,	September 30,
	2016	2015

REVENUES	$-	$-

OPERATING EXPENSES
General and administrative	2,092,005	359,013
General and administrative - Related Party	310,795	340,000
Research and development - Related Party	501,000	-

Total Operating Expenses	2,903,800	699,013

LOSS FROM OPERATIONS	(2,903,800)	(699,013)

OTHER INCOME/(EXPENSE)
Interest income, related party	3,000	-

Total other income/(expense)	3,000	-

NET LOSS	$(2,900,800)	$(699,013)

BASIC LOSS PER COMMON SHARE	$(0.14)	$(0.04)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING - BASIC	21,437,374	17,734,190

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

F-14

CANNAVOICES, INC.

Consolidated Condensed Statements of Operations

(Unaudited)

	For The Three	For The Three
	Months Ended	Months Ended
	September 30,	September 30,
	2016	2015

REVENUES	$-	$-

OPERATING EXPENSES
General and administrative	351,155	351,613
General and administrative - Related Party	201,279	340,000
Research and development - Related Party	37,500	-

Total Operating Expenses	589,934	691,613

LOSS FROM OPERATIONS	(589,934)	(691,613)

OTHER INCOME/(EXPENSE)
Interest income, related party	1,500	-

	1,500

NET LOSS	$(588,434)	$(691,613)

BASIC LOSS PER COMMON SHARE	$(0.03)	$(0.04)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	21,993,508	18,335,192

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

F-15

CANNAVOICES, INC.

Consolidated Condensed Statements of Cash Flows

(Unaudited)

		For the period
		from inception
	For The Six	(June 5, 2015)
	Months Ended	Through
	September 30,	September 30,
	2016	2015

OPERATING ACTIVITIES

Net loss	$(2,900,800)	$(699,013)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock issued for services	1,330,191	-
Debt discount	8,333	-
Changes in operating assets and liabilities
Increase in interest receivable, related party	(3,000)	-
Increase in accounts payable and accrued expenses	15,000	-

Net cash used in operating activities	(1,550,276)	(699,013)

FINANCING ACTIVITIES

Proceeds from common stock issued for cash	792,000	709,000
Proceeds from convertible notes payable	200,000	-
Proceeds from notes payable	580,000	-

Net cash provided by financing activities	1,572,000	709,000

NET INCREASE IN CASH	21,724	9,987

CASH AT BEGINNING OF PERIOD	54,901	-

CASH AT END OF PERIOD	$76,625	$9,987

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest	$24,292	$-
Income taxes	$-	$-
NON CASH INVESTING AND FINANCING ACTIVITIES
Debt discount	$11,667	$-
Non cash stock issued in advance for prepaid expense	$18,750	$-

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

F-16

CANNAVOICES, INC.

Notes to Unaudited Consolidated Condensed Financial Statements

September 30, 2016

1.	NATURE OF BUSINESS AND BASIS OF PRESENTATION

Nature of Business

The financial statements presented are those of Cannavoices, Inc. (the “Company”). The Company was incorporated under the laws of the state of Florida on June 5, 2015. The Company has not generated any revenue and is an early stage company with a digital media platform including mobile gaming app development, digital and social media, ecommerce and education with a focus on the cannabis industry and emerging growth sectors.  The Company plans to generate revenue primarily through in-app sales and advertising services.

Basis of Presentation

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2016 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) have been condensed or omitted. It is suggested that these consolidated condensed unaudited financial statements be read in conjunction with the financial statements and notes thereto included in the Company's March 31, 2016 audited financial statements. The results of operations for the six months ended September 30, 2016 are not necessarily indicative of the operating results for the full year.

In the opinion of management, the accompanying balance sheets and related interim statements of income, cash flows, and stockholders' equity include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in conformity with U.S. GAAP. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. Actual results and outcomes may differ from management's estimates and assumptions.

2.	GOING CONCERN AND MANAGEMENT’S PLAN

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the period from inception through September 30, 2016, the Company has not generated revenue and incurred a net loss of $5,428,125. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company's future business. Additionally, the Company is actively seeking strategic alliances in order to accelerate its growth in the industry. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern for one year from the date these financial statements are issued. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements for the six months ended September 30, 2016 include the accounts of the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated.

F-17

CANNAVOICES, INC.

Notes to Unaudited Consolidated Condensed Financial Statements

September 30, 2016

Consolidated Variable Interest Entity (“VIE”)

The Company previously determined FH Acquisition Corp. (“FHA”) was a VIE and the Company was the primary beneficiary. This was concluded as FHA collected capital raised from investors and funded invoices of the Company as directed by the Company’s Board of Directors. The Company has presented the financial statements on a consolidated basis since FHA’s inception (November 23, 2015).

On September 1, 2016, Cannavoices entered into a share exchange agreement with FHA, whereby all the issued and outstanding capital stock of FHA was exchanged for 1,334,262 newly issued shares of the Company’s common stock. FHA shares were exchanged on a one-for-one basis with the shares of the Company’s common stock. As of the date of the share exchange agreement, FHA is a wholly-owned subsidiary of the Company. Accordingly, intercompany activity between the Company and FHA are eliminated in consolidation.

Use of Estimates

The financial statements and accompanying notes are prepared in accordance with US GAAP, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s stock and the valuation allowance relating to the Company’s deferred tax assets.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Fair Value of Financial Instruments

The carrying amounts (if any) of cash, accounts payable, and accrued liabilities approximate fair value due to the short-term nature of these instruments.

The Company measures the fair value of financial assets and liabilities based on the guidance of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) in accordance with US GAAP, ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

Net Loss per Common Share

Basic loss per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There were no such common stock equivalents outstanding as of September 30, 2016.

F-18

CANNAVOICES, INC.

Notes to Unaudited Consolidated Condensed Financial Statements

September 30, 2016

For the Six Months Ended September 30, 2016
Net Loss	$(2,900,800)
Weighted Average Shares	21,437,374
Net Loss Per share	$(0.14)

Income Taxes

The Company provides for income taxes under ASC 740 “Accounting for Income Taxes” (“ASC 740”).   ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

The Company classifies interest expense and any related penalties related to income tax uncertainties as a component of income tax expense.  No interest or penalties have been recognized as of and for the period ended September 30, 2016.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Stock-Based Compensation

As of September 30, 2016, the Company had not issued any stock-based payments.

The Company accounts for stock-based compensation in accordance with ASC 718 “Compensation – Stock Compensation” using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Recent Accounting Pronouncements

In January 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-01, “Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.” The updated guidance enhances the reporting model for financial instruments, and requires entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes, and the separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (i.e., securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements. The guidance is effective for annual and interim reporting periods beginning after December 15, 2017. The Company expects that this guidance will not have a material effect on its financial statements.

F-19

CANNAVOICES, INC.

Notes to Unaudited Consolidated Condensed Financial Statements

September 30, 2016

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes,” (“ASU 2015-17”), which requires entities to present deferred tax assets and deferred tax liabilities as noncurrent in a classified balance sheet. The ASU simplifies the current guidance in ASC 740,  which requires entities to separately present deferred tax assets and liabilities as current and noncurrent in a classified balance sheet. ASU 2015-17 is effective for fiscal years beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted for all entities as of the beginning of an interim or annual reporting period. The Company expects that this guidance will not have a material effect on its financial statements.

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements—Going Concern,” which impacts the accounting guidance related to the evaluation of an entity’s ability to continue as a going concern. The amendment establishes management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern in connection with preparing financial statements for each annual and interim reporting period. The amendment also gives guidance to determine whether to disclose information about relevant conditions and events when there is substantial doubt about an entity’s ability to continue as a going concern. The amended guidance is effective prospectively for fiscal years beginning after December 15, 2016. The Company has adopted this new guidance effective as of the inception date. The adoption of this ASU did not have a material impact on the Company’s financial position, results of operations or cash flows.

4.	CONVERTIBLE PROMISSORY NOTE RECEIVABLE

On March 31, 2016, the Company purchased a convertible promissory note from a related party (the “Assignor”) in the principal amount of $100,000. The convertible promissory note was assigned to the Company for $100,000 in cash consideration and the Assignor of the convertible promissory note relinquished any further participating interest. The convertible promissory note accrues interest at 6% compounded annually and matures on November 30, 2017. The convertible promissory note is convertible into equity of the social media company, who is the maker of the note, upon events not certain to occur as of September 30, 2016.

The balance of the convertible promissory note receivable, including accrued interest at September 30, 2016 was $103,000. For the three and six months ended September 30, 2016, the Company recognized $1,500 and $3,000 in interest income, respectively.

5.	NOTE PAYABLE

On April 27, 2016, the Company entered into a promissory note for the principle amount of $600,000, net of associated discount of $20,000. The note bears interest at 15% per annum and interest payments were to be paid monthly beginning June 1, 2016. The Company has the right to prepay the note at any time without penalty. The promissory note is secured by a security interest in all of the assets of the Company. The principal and accrued interest of the note will be due and payable by the Company on the one-year anniversary date of the note – April 27, 2017.

The principal outstanding of the promissory note at September 30, 2016 was $600,000, net of debt discount of $11,667. For the three and six months ended September 30, 2016, the Company recognized $15,000 and $37,500 in interest expense and amortization of debt discount of $3,333 and $8,333, respectively, included in interest expense in the accompanying income statement. As of September 30, 2016, the Company recorded $15,000 in accrued interest expense.

F-20

CANNAVOICES, INC.

Notes to Unaudited Consolidated Condensed Financial Statements

September 30, 2016

6.	CONVERTIBLE PROMISSORY NOTE PAYABLE

On July 20, 2016, the Company entered a Convertible Promissory Note (the “Note”) with a lender in which the lender advanced the Company $200,000. Interest accrues at a rate of 15% per annum and is due on the first of each month. Unless earlier converted into the Company’s common stock (as discussed below), the principal and any unpaid accrued interest on the note will be due and payable by the Company on the one-year anniversary date of the note – July 20, 2017. The note is a general unsecured obligation of the Company. At the lender’s election, the principal balance and unpaid accrued interest on the note may be converted into common stock of the Company at a fixed rate of $0.75 per share. The Company determined that the Note is out of money, as there is no difference between the fair value of the stock ($0.75/share) and the contractual conversion price ($0.75/share), and hence no debt discount was recognized as at September 30, 2016.

The outstanding balance of the convertible promissory note at September 30, 2016 was $200,000 and classified as a short-term liability. For each of the three and six months ended September 30, 2016, the Company recognized $5,918 in interest expense.

7.	STOCKHOLDERS’ EQUITY

The Company is authorized to issue up to 1,000,000,000 shares of common stock, $.001 par value. The Company has no authorized preferred stock. As of September 30, 2016, the Company had 23,125,731 shares of common stock issued and outstanding.

Recent Sale of Securities

In April 2016, the Company sold an aggregate of 245,666 shares of common stock for $180,000 priced between $0.50 and $1.00 per share, and issued an aggregate of 1,798,588 shares of common stock to various individuals valued at $1,348,941.

In May 2016, the Company sold an aggregate of 305,832 shares of common stock for $247,500 priced between $0.75 and $1.00 per share.

In June 2016, the Company sold an aggregate of 53,667 shares of common stock for $49,000 priced between $0.75 and $1.00 per share.

In July 2016, the Company sold an aggregate of 63,333 shares of common stock for $47,500 priced at $0.75 per share.

In August 2016, the Company sold an aggregate of 100,000 shares of common stock for $75,000 priced at $0.75 per share.

In September 2016, the Company sold an aggregate of 226,334 shares of common stock for $193,000 priced at $0.75 and $1.00 per share.

8.	RELATED PARTY TRANSACTIONS

The Company’s related parties are First Harvest Financial, Inc. (“FHF”), FH Opportunity Fund 1, LLC (“FHO”), First Harvest Corp. (“FHC”), Lexington Tech Ventures Management, LLC (“Lexington”), and The Great American Rolling Paper Company (“GARP”), by common ownership and management.

The related parties have provided certain management services and incurred expenses on behalf of the Company for the six month period ended September 30, 2016, including accounting, administration, management, marketing, IT support, rent, due diligence and evaluation of acquisition candidates. The related parties have been reimbursed the following: (a) FHF - $45,600 for management fees and $103,000 for payments to subcontractors, (b) FHC - $200 for payments to subcontractors, (c) Lexington - $3,000 for management fees, and (d) GARP - $3,395 for management fees and $80,693 for payments to subcontractors for the six month period ended September 30, 2016.

F-21

CANNAVOICES, INC.

Notes to Unaudited Consolidated Condensed Financial Statements

September 30, 2016

The Company incurred rent expense to FHF of $56,812 for the six month period ended September 30, 2016. The Company has no formal lease with FHF.

The Company purchased a convertible promissory note receivable for $100,000 face value of the convertible promissory note from FHO. See Note 4 – Convertible Promissory Note Receivable.

On September 1, 2016, the Company entered into a share exchange agreement with FHA, a consolidated VIE of the Company, whereby all the issued and outstanding capital stock of FHA was acquired by the Company in exchange for 1,334,262 newly issued shares of the Company’s common stock. FHA shares were exchanged on a one-for-one basis with shares of the Company’s common stock.

The majority shareholder of the related parties described above is the president and largest shareholder of the Company. He was paid $42,391 by the Company as a subcontractor for the six month period ended September 30, 2016. He currently has no formal compensation agreement.

The Company entered into a game development and licensing agreement with HKA Digital Limited (“HKA”) on October 2, 2015 (the “Development Agreement”).  HKA is majority owned by a shareholder of the Company. The Company paid HKA $501,000 during the six month period ended September 30, 2016. The total value of the Development Agreement is $2,000,000 based on certain development parameters and ongoing scope of work.

9.	COMMITMENTS AND CONTINGENCIES

Litigations, Claims and Assessments

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There were no such matters that were deemed material to the financial statements as of September 30, 2016.

10.	SUBSEQUENT EVENTS

Note Payables

On November 10, 2016, the Company entered a series of Convertible Short-Term Promissory Notes (the “November Short-Term Notes”) with lenders in which the lenders advanced the Company $165,000. Interest accrues at a rate of 10% per annum and is due at maturity. Unless earlier converted into the Company’s common stock (as discussed below), the principal and accrued interest on the November Short-Term Notes will be due and payable by the Company on the ninety-day anniversary date of the November Short-Term Notes – February 8, 2017. The November Short-Term Notes are a general unsecured obligation of the Company. At each lenders’ election, the principal balance and accrued interest on the November Short-Term Notes may be converted into common stock of the Company at a fixed rate of $1.00 per share. The Company has reached verbal agreement with the holders of the November Short-Term Notes to extend the maturity date until March 15, 2017 and anticipates obtaining the executed amendments imminently.

On December 14, 2016, the Company entered a series of Convertible Short-Term Promissory Notes (the “December Short-Term Notes”) with lenders in which the lenders advanced the Company $73,000. Interest accrues at a rate of 10% per annum and is due at maturity. Unless earlier converted into the Company’s common stock (as discussed below), the principal and accrued interest on the December Short-Term Notes will be due and payable by the Company on the ninety-day anniversary date of the December Short-Term Notes – March 14, 2017. The December Short-Term Notes are a general unsecured obligation of the Company. At each lenders’ election, the principal balance and accrued interest on the December Short-Term Notes may be converted into common stock of the Company at a fixed rate of $1.00 per share.

F-22

CANNAVOICES, INC.

Notes to Unaudited Consolidated Condensed Financial Statements

September 30, 2016

On January 10, 2017, the Company entered a series of Convertible Short-Term Promissory Notes (the “January Short-Term Notes”) with lenders in which the lenders advanced the Company $40,000. Interest accrues at a rate of 10% per annum and is due at maturity. Unless earlier converted into the Company’s common stock (as discussed below), the principal and accrued interest on the January Short-Term Notes will be due and payable by the Company on the ninety-day anniversary date of the January Short-Term Notes – April 10, 2017. The January Short-Term Notes are a general unsecured obligation of the Company. At each lenders’ election, the principal balance and accrued interest on the January Short-Term Notes may be converted into common stock of the Company at a fixed rate of $1.00 per share.

Common Stock

During the period from October 1, 2016 through the date of these financial statements, the Company sold an aggregate of 116,500 shares of common stock, resulting in gross proceeds of $104,000 at prices between $0.75 and $1.00 per share, and issued an aggregate of 25,000 shares of common stock to various individuals valued at $18,750.

F-23